UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and

Exchange Act of 1934

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LCNB Corp.

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LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 28, 2015

TO THE SHAREHOLDERS OF LCNB CORP.:

You are cordially invited to attend the annual meeting of the shareholders of LCNB Corp. to be held on April 28, 2015 at 10:00 a.m. EDT at the principal executive offices of LCNB Corp. at 2 North Broadway, Lebanon, Ohio 45036, for the purpose of considering and acting on the following:

1.

Electing Class I directors to serve until the 2018 annual meeting.

2.

Adopting the 2015 Ownership Incentive Plan.

3.

Ratifying the appointment of BKD, LLP as the independent registered public accounting firm for the Company.

4.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 2, 2015 will be entitled to vote at the meeting.

By Order of the Board of Directors

/s/Stephen P. Wilson

Stephen P. Wilson

Chief Executive Officer

March 13, 2015

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2015

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of LCNB Corp. (also referred to as “LCNB” or the “Company”), in connection with the annual meeting of shareholders to be held on April 28, 2015 at 10:00 a.m. EDT at the principal executive offices of LCNB located at 2 North Broadway, Lebanon, Ohio 45036, or at any adjournments thereof.

The meeting has been called for the following purposes: (i) electing Class I directors to serve until the 2018 annual meeting; (ii) adopting the 2015 Ownership Incentive Plan; (iii) ratifying the appointment of BKD, LLP as the independent registered public accounting firm for the Company; and (iv) transacting such other business as may properly come before the meeting or any adjournment thereof.

This Proxy Statement and the accompanying notice of meeting are being mailed to shareholders on or about March 17, 2015.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

LCNB Common Shares can be voted at the annual meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies may be revoked by: (i) written notice to the Secretary of LCNB (addressed to LCNB Corp., P.O. Box 59, Lebanon, Ohio 45036, Attention: Secretary); (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting; or (iii) in open meeting at any time before it is voted.

Proxies solicited by the Board of Directors (the “Board”) will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted (i) FOR the election of the nominees for Class I directors, (ii) FOR the adoption of the 2015 Ownership Incentive Plan, and (iii) FOR the ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the Company.  The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the meeting and (iii) any other business that may properly come before the meeting or any adjournments thereof.  At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by LCNB, and the cost of soliciting proxies will be borne by LCNB.  In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers and employees of LCNB who will receive no compensation in addition to their regular compensation.

VOTING SECURITIES

Each of the LCNB common shares (the “Common Shares”) outstanding on March 2, 2015, the record date of the meeting, is entitled to one vote on all matters coming before the meeting.  As of March 2, 2015, LCNB had 9,311,783 Common Shares issued and outstanding.  Only shareholders of record on the books of the Company on March 2, 2015 will be entitled to vote at the meeting either in person or by proxy.  The presence at the meeting of at least a majority of the shares, in person or by proxy, will be required to constitute a quorum at the meeting.

Shareholders of LCNB have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of LCNB, not less than 48 hours before the time fixed for holding the meeting, that any shareholder desires that the voting be cumulative. Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of Common Shares owned by that person, or to distribute his votes on the same principal among two or more candidates as the shareholder sees fit.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2014, the wholly-owned subsidiary of LCNB, LCNB National Bank (the “Bank”), beneficially owned 7.79% of LCNB’s Common Shares through the operations of the Bank’s Trust Department.  Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who, directly or indirectly, has or shares voting power or investment power over such security.

The table below further describes the beneficial ownership of Common Shares by the Bank and others.

  Name and address

      of Beneficial

Number of Common Shares

          Percentage of

                      Owner

            Beneficially Owned

         Common Shares

LCNB National Bank

725,712 (1)

  7.79%

2 North Broadway

Lebanon, OH 45036

Sy Jacobs

716,360

 (2)

  7.69%

Jacobs Asset Management, LLC

11 East 26th Street, Suite 1900

New York, NY 10010

FMR, LLC

769,884

 (3)

  8.27%

245 Summer Street

Boston, MA 02210

(1)

The Common Shares reflected in this table are held in trust, agency or custodial capacities by LCNB National Bank.  In its capacity, LCNB National Bank has sole or shared power to vote and/or dispose of the shares reflected in this table.

(2)

Information is based on an amended Schedule 13G filed by Sy Jacobs and Jacobs Asset Management, LLC (“JAM”) on February 17, 2015 reporting that they are deemed to be the beneficial owners of in excess of 5% of the outstanding Common Shares. Sy Jacobs is the Managing Member of Jacobs Asset Management, LLC.  Mr. Jacobs has sole voting and dispositive power with respect to 22,392 shares. Mr. Jacobs and JAM have shared voting and dispositive power with respect to 693,968 shares

(3)

Information is based on a Schedule 13G filed by FMR, LLC (“FMR”) on February 13, 2015 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding  Common Shares. FMR reported that it has sole voting power with respect to 32,943 of the indicated shares and sole dispositive power with respect to all 769,884 of the indicated shares, which includes shares beneficially owned by a wholly-owned subsidiary of FMR which acts as investment adviser to various investment companies.

The following table sets forth, as of December 31, 2014, the ownership of Common Shares by management of LCNB, including (i) the Common Shares beneficially owned by each director, nominee for director and named executive officer of LCNB and (ii) the Common Shares beneficially owned by all officers, directors and nominees for director as a group.

Name, Position(s) of Beneficial Owner or Director	Number of Common Shares Beneficially Owned(1)	Percent of Common Shares Outstanding

Stephen P. Wilson Chairman, Chief Executive Officer	87,374	0.94%
Spencer S. Cropper(2) Director	30,155	0.32%
George L. Leasure(3) Director, Assistant Secretary	34,590	0.37%
William H. Kaufman(4) Director	72,505	0.78%
- Steve P. Foster Director, President	26,115	0.28%
Anne Krehbiel Director, Secretary	4,000	0.04%
Rick L. Blossom Director	2,000	0.02%

-

-

John H. Kochensparger III Director	147,860	1.59%
Eric J. Meilstrup Executive Vice President	10,179	0.11%
Leroy F. McKay Executive Vice President	13,262	0.14%
Robert C. Haines II Executive Vice President, Chief Financial Officer	5,847	0.06%
Matthew P. Layer Executive Vice President	9,698	0.10%

All directors and officers as a group (12 persons)	443,585	4.76%

(1)

The Securities and Exchange Commission has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the director or officer whose share ownership is shown.

(2)

Does not include 44,920 shares held in a Family Limited Partnership in which Mr. Cropper owns 21.365% interest.  Does include 910 shares held by Mr. Cropper’s Spouse.

 (3)

Includes 34,590 shares held in trust.

(4)

Includes 33,200 shares held in trust, 16,800 shares held jointly with Mr. Kaufman’s spouse, and 6,200 shares owned by Mr. Kaufman’s spouse.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1.   ELECTION OF DIRECTORS

LCNB’s Regulations provide that its business shall be managed by a Board of Directors of not less than five nor more than fifteen persons.  LCNB’s Amended Articles of Incorporation divide such directors into three classes as nearly equal in number as possible and set their terms at three years.  The Board of Directors currently has eight members, with Class I having three members, Class II having two members, and Class III having three members.

Assuming that at least a majority of the issued and outstanding common shares are present at the meeting so that a quorum exists, the nominees for Class I directors of LCNB receiving the most votes will be elected as directors.

The Board of Directors has nominated:

Stephen P. Wilson

Spencer S. Cropper

John H. Kochensparger III

The nominees have been nominated to serve as Class I directors until the 2018 annual meeting of shareholders and until their respective successors are elected and qualified.  Mr. Wilson, Mr. Cropper and Mr. Kochensparger are incumbent directors whose present terms will expire at the 2015 annual meeting.

Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 9 of this Proxy Statement for additional discussion of the qualifications of each director nominee and continuing director.

It is intended that Common Shares represented by the accompanying form of proxy will be voted FOR the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.  At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The following table sets forth information concerning the nominees for the Class I directors of LCNB.

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term To Expire
Stephen P. Wilson	64	Banker, CEO and Chairman of the Board	Director, CEO, Chairman of the Board	1982	2015

Spencer S. Cropper	42	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2015

John H. Kochensparger III	70	Formerly President, CEO and Director of First Capital Bancshares, Inc., and Citizens National Bank of Chillicothe	Director	2013	2015

The Board of Directors recommends that shareholders vote FOR the election of the nominees.

PROPOSAL 2.   VOTE ON 2015 OWNERSHIP INCENTIVE PLAN

The Board of Directors of the Company, on January 26, 2015, approved the LCNB Corp. 2015 Ownership Incentive Plan (the “Plan”) and directed that the Plan be presented to the shareholders for their approval and adoption. The Plan permits the grant of 450,000 shares of the Company’s common shares through ownership incentives to key employees of the Company and its subsidiaries. This is approximately 4.3% of the total 9,312,226 outstanding shares of capital stock as of March 2, 2015. The following information is a brief summary of certain provisions of the Plan. The complete text of the Plan is attached to this Proxy Statement as Exhibit A.

KEY HIGHLIGHTS OF THE 2015 OWNERSHIP INCENTIVE PLAN
Plan Administrator	The Compensation Committee
Award Types	Incentive stock options, non-qualified stock options, appreciation rights, restricted shares, restricted share units, or any combination of these, as the Compensation Committee may determine
Effective Date	April 28, 2015 (subject to shareholder approval)
Term	Ten years (subject to earlier termination by Compensation Committee)

-

-

Eligible for Awards

Key employees, members of the Board of Directors or a consultant providing services to the Company who in the opinion of the Compensation Committee, can contribute significantly to the growth and successful operation of the Company

Estimated Number of Eligible Employees	6
Future Benefits Not Presently Determinable

Awards may be granted by the Compensation Committee in its discretion and, therefore, future benefits to be allocated to any individual or group of individuals under the Plan are not presently determinable.

THE 2015 OWNERSHIP INCENTIVE PLAN

The Plan will become effective as of the date it is approved and adopted by the shareholders of the Company. If it is not adopted by the shareholders, the Plan will be of no force and effect. If it is adopted, the Plan will terminate on April 28, 2025. The Compensation Committee of the Board of Directors (the “Compensation Committee”) may discontinue the Plan at any time; however, any outstanding unexercised options will continue to be exercisable in accordance with their terms.

Purpose. The overall purpose of the Plan is to secure the benefits of incentives inherent in ownership of shares by key employees, to encourage employees to increase their interest in the future growth and prosperity of the Company, to stimulate and sustain constructive and imaginative thinking, to further the identity of interest of those who hold positions of major responsibility in the Company with the interests of the Company’s owners, and to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent employees.

Administration and Eligibility.  The Plan will be administered by the Compensation Committee. The Compensation Committee will select the participants, decide the type of each ownership incentive, determine the number of shares with respect to the ownership incentives granted, set the option price for such shares subject to the terms of the Plan and set the performance objectives, if any, for each participant. The persons eligible to receive ownership incentives under the Plan are the key employees and directors of the Company and its subsidiaries, as well as consultants. The term “eligible person” refers to any such individual of the Company and its subsidiaries who in the opinion of the Compensation Committee can and does contribute significantly to the growth and successful operations of the Company and its subsidiaries. Although the Plan allows the flexibility for the Compensation Committee to consider all levels of employees, which may be considered in the future, upon the initial implementation of the Plan, it is anticipated that the Compensation Committee will grant benefits under the Plan to only the six executive officers of the Company.

Types of Ownership Incentives That May Be Granted.  The ownership incentives granted under the Plan may be in the form of options to purchase capital stock (“options”), appreciation rights, restricted shares, restricted share units (“RSUs”), or any combination of these.

The Compensation Committee may grant ownership incentives whose issuance is contingent on attainment of specified performance criteria. These can include (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity, or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xviv) working capital targets; (xx) enterprise value; (xxi) safety record; and (xxii) completion of acquisitions or business expansion.

Appreciation Rights. Under the Plan, appreciation rights will consist of a right to receive cash having an aggregate value equal to the fair market value of one common share on the date of exercise of such right over the fair market value of one such share on the date the right is granted. An appreciation right shall be subject to such terms, conditions and restrictions as the Compensation Committee shall designate. No appreciation right shall be exercisable after expiration of the term for which the appreciation right was granted, which shall in no event exceed ten years.

Restricted Shares and RSUs.  Under the Plan, restricted awards may provide that such award may not be sold, transferred, pledged or otherwise disposed of for such period as the Compensation Committee shall determine. Restricted awards may be in the form of restricted shares or RSUs (the “restricted period”). A restricted award shall be subject to such terms, conditions, restrictions and performance goals as the Compensation Committee shall designate.

Restricted shares will consist of an ownership incentive award of common shares that is subject to a restriction period and, at the Compensation Committee’s discretion, the satisfaction of performance goals during such period. Subject to the restrictions set forth in an agreement, the holder of restricted shares will generally have the same rights and privileges of a shareholder, including the right to vote such restricted shares and the right to receive dividends. Any dividends with respect to the restricted shares shall be, however, will be withheld by the Company for the eligible person’s account on such terms as determined by the Compensation Committee. The dividends so withheld will be distributed to the eligible person in cash or common shares, at the Compensation Committee’s discretion, upon the release of restrictions on such restricted shares.

RSUs will consist of an ownership incentive award of hypothetical common share units having a value equal to the fair market value of an identical number of common shares subject to a restriction period and, at the Compensation Committee’s discretion, the satisfaction of performance goals during such period. No shares will be issued at the time an RSU is granted. The recipient of RSUs will have no voting rights and, at the Compensation Committee’s discretion, an RSU may be credited with dividends paid by the Company. Any dividends with respect to the restricted shares will be withheld by the Company for the eligible person’s account on such terms as determined by the Compensation Committee. The dividends so withheld will be distributed to the eligible person in cash or common shares, at the Compensation Committee’s discretion, upon the settlement of the RSU.

Options.  The options granted under the Plan may be either “incentive options” or “non-qualified options.” An incentive option is one that meets the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. Any option not designated as an incentive option is a non-qualified option.

There is no limit on the aggregate number of shares for which options may be granted to any single participant during a single calendar year or over the life of the Plan. The option price for any option granted under the Plan will not be less than 100% of the fair market value of the Company’s common shares on the date the option is granted.  However, an incentive option granted to a person who, on the date of grant, owns 10% or more of the common shares of the Company or its subsidiaries must have an option price of not less than 110% of the fair market value of the Company’s common shares on the date the option is granted.

Each option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal, as determined by the Compensation Committee. Options may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on attainment of performance goals) as the Compensation Committee may deem appropriate. No option may be exercised for a fraction of a common share. The vesting provisions of options may vary and will be evidenced by written agreement which will contain such terms and conditions (including, without limitation, vesting periods and performance goals) as the Compensation Committee may determine.

Each option granted to a participant will be exercisable during the life of the optionee and, after the participant’s death, only by the participant’s estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution.  The exercisable portion of any outstanding option will also terminate within thirty days following the termination of employment, unless termination of employment was by reason of cause, resignation with the consent of the Compensation Committee, death, incapacity or retirement under a retirement plan of the Company. In the event a participant is terminated from employment with the Company “for cause” as it is defined in the Plan, the exercisable portion of the option will terminate immediately upon such termination of employment. If a participant terminates employment “without cause,” the exercisable portion of the option will terminate three months after the participant ceases to be an employee subject to certain limitations contained in the Plan.  If a participant ceases to be an employee by reason of death, incapacity or retirement under the provisions of any retirement plan of the Company or any subsidiary, the unexercised portion of the option will immediately become vested and exercisable and will terminate unless it is exercised before the earlier of the expiration date of the option or within one year of such termination of employment.

Exercise of an option is conditioned on a participant’s payment in full for the common shares to be purchased in cash.  An option is not transferable, except by will or by the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

Treatment of Awards Upon a Change in Control.  During the period beginning three months prior to the effective date of any change in control, as described in the Plan and summarized below, of the Company and ending on the first anniversary of such a change in control, one hundred percent of the ownership incentives granted under the Plan which remain outstanding shall vest and become payable or the restricted period shall lapse in the event that: (i) the Company or its subsidiary terminates the employment of the participant involuntarily for any reason other than cause, or (ii) the participant voluntarily terminates his or her employment for “good reason” (as defined in the Plan).

In addition, in the event of a change in control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding ownership incentives and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such ownership incentives based upon the price per common share received or to be received by other shareholders of the Company in connection with the change in control. In the case of any option or appreciation right with an exercise price that equals or exceeds the price paid for a common share in connection with the change in control, the Compensation Committee may cancel the option or appreciation right without the payment of consideration therefor.

A change in control is defined to have occurred if: (i) any person acquires ownership of the shares of the Company that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of the Company; provided, that, a change in control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s shares and acquires additional shares; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s shares possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Adjustments.  Appropriate adjustments in the number of common shares which can be issued, the number of shares covered by outstanding ownership incentives, the option price of such shares and the price to be paid by the Company for shares issued pursuant to ownership incentives which are subject to a right of the Company to reacquire such shares will be made to give effect to changes in the Company’s capitalization pursuant to mergers, consolidations, stock splits, stock dividends, etc. Additional clarifying language is also included to the effect that in the event of reorganization, merger or consolidation in which the Company is not the surviving corporation, the Company may cause the acquiring entity to assume the obligations of the Plan and substitute ownership incentives in the acquiring entity for the ownership incentives granted under the Plan. In addition, in the event the Company acquires another company pursuant to a reorganization, merger or consolidation in which the Company or a subsidiary of the Company is the surviving corporation, then the Company may issue replacement ownership incentives for those ownership incentives under a plan of the non-surviving party, whose stock subject to the old ownership incentives may no longer be issued.

Amendment and Termination.  The Compensation Committee may amend the Plan. The Compensation Committee may also, by a resolution adopted by a majority of the entire Compensation Committee, discontinue the Plan. However, no amendment or discontinuance of the Plan by the Compensation Committee may, without the consent of the participant, adversely affect any option previously granted to the participant.

Federal Income Tax Consequences.

General. The following is a summary of the current federal income tax treatment of ownership incentive awards. The rules governing the taxation of such awards are technical and the following discussion is necessarily general in nature. Statutory and regulatory provisions governing awards are subject to change, and the application of these provisions may vary in individual circumstances.

Appreciation Rights.    The grant of appreciation rights generally will not result in taxable income to the participant. Upon exercise of an appreciation right, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Shares.  A participant who has been granted a restricted share award will not realize taxable income at the time of grant, provided that the shares subject to the award are subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of the common shares and the Company will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.  Dividends paid to the holder during the restriction period, if so provided, will also be compensation income (or self-employment income with respect to directors) to the participant and the Company will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted share award in taxable income in the year of grant at the grant date fair market value.

Restricted Share Units. A participant does not recognize income on the grant of an award of RSUs. When the award is paid, the participant recognizes ordinary income equal to the cash and fair market value of the common shares received. The Company is entitled to a federal income tax deduction equal to the ordinary income recognized by the participant. Dividend equivalents paid to a participant with respect to restricted stock units will be taxed to the participant as ordinary income.

Incentive Stock Options. A participant generally does not recognize income on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the date of exercise may be an item of adjustment for the participant for alternative minimum tax purposes, depending on when the participant disposes of the shares acquired on exercise. A participant may recognize ordinary income on exercise of an incentive stock option following termination of employment if the exercise occurs after the end of specified periods. In that case, the tax consequences discussed below for nonqualified stock options would apply. In addition, if the participant sells shares acquired under an incentive stock option before the end of required holding periods, he or she recognizes ordinary income in the year of the sale. That income equals the difference between the exercise price and fair market value of the shares on the date of exercise or the date of sale, whichever is less. The Company is entitled to a federal income tax deduction if, and to the extent, a participant recognizes ordinary income with respect to his or her incentive stock option, as described above.

Nonqualified Stock Options. A participant does not recognize income on the grant of a nonqualified stock option. A participant recognizes ordinary income on exercise of a nonqualified stock option, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

Performance-Based Compensation.  Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of ownership incentives that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Future Grants.  No determination has been made with respect to future recipients of ownership incentives under the Plan, and no ownership incentives are currently outstanding under the Plan.  It is therefore, not possible at the present time to indicate specifically the names and positions of persons to whom future ownership incentives will be granted or to whom ownership incentives would have been granted had this Plan been in effect during 2014, or the number of shares, within the limitations of the Plan, to be covered by such ownership incentives. The proceeds of the sale of Common Shares upon the exercise of options issued under the Plan constitute general funds of the Company and may be used by it for any purpose.

Vote Required.  The proposal to approve and adopt the Plan is contained in the following resolution which will be submitted to the shareholders for adoption at the 2015 Annual Meeting. The affirmative vote of the holders of a majority of the Company’s common shares present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders. The Compensation Committee recommends the adoption of the resolution.

The Board of Directors recommends that shareholders vote FOR the following resolution:

“RESOLVED, that the 2015 Ownership Incentive Plan be, and, it hereby is, ratified, confirmed and approved.”

PROPOSAL 3.  RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

The Audit Committee of the Board of Directors of the Company has selected BKD, LLP (“BKD”), 312 Walnut Street, Suite 3000, Cincinnati, Ohio, as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2015.  BKD, LLP provided external audit services to the Company for the fiscal year ended December 31, 2014 and internal audit services for the previous year ending December 31, 2013.

Representatives from BKD are expected to attend the 2015 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of BKD as the Company’s independent registered public accounting firm.  Although ratification of the appointment is not required by law, the Company’s Regulations, or otherwise, the Board is submitting the selection of BKD to our shareholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

It is intended that the common shares represented by the accompanying form of proxy will be voted FOR the resolution ratifying the appointment of BKD as the Company’s independent registered public accounting firm, unless contrary instructions are indicated as provided on the proxy card.  If you do not wish your shares to be voted for the resolution, please so indicate on the proxy card.

The Board of Directors recommends that shareholders vote FOR the following resolution:

“RESOLVED, that action by the Audit Committee appointing BKD, LLP, as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015 is hereby ratified, confirmed and approved.”

DIRECTORS AND EXECUTIVE OFFICERS

Except for the beneficial ownership by the Bank of 7.79% of LCNB’s Common Shares previously discussed in this Proxy Statement, to LCNB’s knowledge, no director, officer or affiliate of LCNB is the owner of record or beneficially of more than 5% of LCNB’s Common Shares, or any associate of any such director, officer, affiliate of LCNB or security holder, is an adverse party to LCNB or any of its subsidiaries or has a material interest that is adverse to LCNB or any of its subsidiaries.

The following table sets forth information concerning the directors of LCNB and the executive officers of LCNB.  Included in the table is information regarding each person’s principal occupation or employment during the past five years.

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson, 64	Banker, CEO and Chairman of the Board of the Bank	Director, CEO, Chairman of the Board	1982	2015
George L. Leasure, 82	Chairman and Director of GMi Companies	Director, Assistant Secretary	1994	2017
William H. Kaufman, 71	Attorney at Law, Kaufman & Florence	Director	1982	2017
Rick L. Blossom, 67	Consultant, managing partner of Reality Check LLC and former CEO, President and Chairman of the Board of Second Bancorp, Inc. and Second National Bank of Warren, Ohio	Director	2004	2017
Spencer S. Cropper, 42	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2015
Anne E. Krehbiel, 59	Attorney at Law, Krehbiel Law Office	Director, Secretary	2010	2016
Steve P. Foster, 62	Banker	Director, President	2005	2016
John H. Kochensparger III(1) 70	Formerly President, CEO and Director of First Capital Bancshares, Inc., and Citizens National Bank of Chillicothe	Director	2013	2015

-

-

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Eric J. Meilstrup, 47	Banker	Executive Vice President, Cashier	NA	NA
Leroy F. McKay, 63	Banker	Executive Vice President, Trust Officer	NA	NA
Robert C. Haines II, 42	Banker	Executive Vice President, Chief Financial Officer	NA	NA
Matthew P. Layer, 52	Banker	Executive Vice President	NA	NA

(1)

Under the terms of the Agreement and Plan of Merger, dated as of October 9, 2012, by and between LCNB and First Capital Bancshares, Inc. (“First Capital”), LCNB agreed that it would cause Mr. Kochensparger to be elected or appointed to the boards of directors of LCNB and the Bank to serve on such boards for an initial term to expire on the date of the LCNB annual shareholder meeting in 2015.   Following the expiration of Mr. Kochensparger’s initial term, the boards of directors of LCNB and LCNB National Bank have agreed to cause Mr. Kochensparger to be re-nominated for one three-year term.

Director and Nominee Qualifications

The Nominating Committee of our Board of Directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the Board of Directors with respect to such candidates.  There is currently one Class II vacancy on the Board of Directors. The Board plans to fill the vacancy in due course following the selection of a suitable candidate.  The Board has not adopted a policy with respect to minimum qualifications for directors, rather the Nominating Committee evaluates each individual in the context of the board as a whole and with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests.  The committee, in making its nominations, considers all relevant qualifications of candidates for board membership, including, among other things, factors such as an individual’s business experience, industry knowledge and experience, financial background, breadth of knowledge about issues affecting the Company, public company experience, regulatory experience, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the NASDAQ Stock Market.  In some cases, the Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time.  In the case of incumbent directors whose terms of office are set to expire, the committee also reviews such director’s overall service to the Company during his or her term and any relationships and transactions that might impair such director’s independence.

While the Company does not have a formal diversity policy for Board membership, the Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.  Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

Class I Directors (Terms Expire in 2015)

Stephen P. Wilson is the Chairman and Chief Executive Officer of LCNB Corp. and LCNB National Bank. He joined the LCNB staff in 1975 and the LCNB Board of Directors in 1982. He is a Past Chairman of the American Bankers Association and a former board member of the Federal Reserve Bank of Cleveland.  Mr. Wilson serves on the Appraisal Committee, Trust Investment Committee, Bond Committee, Bank Building Committee, Loan Committee, and the Pension Committee.

Mr. Wilson is a board member and treasurer of AAA Cincinnati, Chairman of the Board of Harmon Civic Trust, Vice Chair of Warren Co. Port Authority, a trustee of Miami University, a trustee of the Ralph J. Stolle Countryside YMCA, Board member of the Warren County Foundation, and a member of the Area Progress Council. He is an active member of the Otterbein United Methodist Church.

Through his extensive tenure on the Board and as an executive with the Company, Mr. Wilson has developed unique insights into the business activities of the Company and its subsidiary and provides the Board with information as to the operations of each, identifying near and long-term challenges and opportunities for the Company.

Spencer S. Cropper is employed by Stolle Properties, Inc., a subsidiary of the Ralph J. Stolle Company, and currently serves on the company’s Board of Directors.  He joined the LCNB Board of Directors in 2006.  Mr. Cropper serves on the Audit Committee, the Bond Committee, the Pension Committee, the Loan Committee, and the Nominating and Compensation Committee.

Mr. Cropper is a Certified Public Accountant, a member of the Ohio Society of Certified Public Accountants and a member of the American Institute of Certified Public Accounts.  He serves on the Board of Directors for the Ralph J. Stolle Countryside YMCA, as well as the Boards of Trustees for the Ralph J. Stolle Countryside YMCA, the Warren County Foundation, and Bethesda Foundation, Inc.

Mr. Cropper brings to the Board relevant experience in accounting and financial matters.

John H. Kochensparger III previously served as a member of the board of directors of First Capital Bancshares Inc. and Citizens National Bank of Chillicothe, Ohio for 22 years, and served as Chairman of the board for 10 years.  Mr. Kochensparger was self-employed as an independent manufacturer’s representative for companies relating to the golf industry.  He also serves as Vice President of the National Golf Salesmen Association.  He brings 26 years of banking and management experience to the Board.  Mr. Kochensparger serves on the Compensation Committee, the Nominating Committee, the Trust Committee and the Building Committee.

Class II Directors (Terms Expire in 2016)

Steve P. Foster is President of both LCNB Corp. and LCNB National Bank.  He joined the LCNB staff in 1977 and has served as internal auditor, branch manager, and loan officer. He started the Information Technology Department and, more recently, served as Chief Financial Officer. He was elected to the LCNB Board of Directors in 2005 and serves on the Trust Investment Committee, the Building Committee, the Bond Committee, the Pension Committee, and the Loan Committee.

Through his long management tenure with the Company and the Bank, Mr. Foster provides the Board with information gained from direct management of the operations of the Company and the Bank. Further, in his leadership positions in financial areas, he has developed business knowledge and understanding across our operations.

Anne E. Krehbiel joined the Board in 2010.  Ms. Krehbiel is an attorney, who received her law degree from the University of Cincinnati in 1980, and has practiced law at her firm, Krehbiel Law Office, in Lebanon, Ohio since 1989.  She is certified as an Estate Planning, Trust and Probate Law Specialist. Ms. Krehbiel serves on the Audit Committee, the Building Committee, Bond Committee, Loan Committee, the Nominating Committee and the Compensation Committee.

Ms. Krehbiel serves on a number of organizations including: Harmon Civic Trust; the Warren County Bar Association, of which she is a former president; and Lebanon Rotary International.  She also volunteers as a swimming official in Southwestern Ohio.

Ms. Krehbiel brings to the Board relevant experience in legal matters, valuable insights and business experience from running her own law firm and an extensive involvement in the communities served by the Company and its subsidiaries.

Class III Directors (Terms Expire in 2017)

George L. Leasure joined the Board in 1994.  He founded GMi Companies (formerly Ghent Mfg., Inc.) in 1976 and now serves as its Chairman and a director.  The company manufactures chalkboards, markerboards and related products.  Mr. Leasure serves on the Bond Committee, the Loan Committee, the Compensation Committee, the Nominating Committee, and the Trust Investment Committee.

Mr. Leasure is active in many Warren County civic and charitable organizations including serving on the Board of Trustees for the Countryside YMCA and as a member of the Area Progress Council.

Mr. Leasure’s executive and management experience have equipped him to contribute to the Board’s oversight of management and business activities.

William H. Kaufman is an attorney and senior partner of Kaufman and Florence Law Office located in Lebanon.  He began his legal career as an attorney with the law firm of Young and Jones, whose office was located in the Bank building.

Mr. Kaufman joined the LCNB Board of Directors in 1982 and serves on the Bond, Loan, and Bank Building Committee’s.  He also oversees all day-to-day legal matters and some real estate closings for the Bank.

Mr. Kaufman provides the Board with relevant experience in legal matters and, through his long tenure on the board, an institutional knowledge of the operations of the Company and its subsidiaries.

Rick L. Blossom has spent 26 years in the banking and financial industry.  Prior to joining the Board in November, 2004, he served as President and Chief Executive Officer of First National Bank of Southwestern Ohio in Hamilton, Ohio and senior vice president of the parent company, First Financial Bancorp.  He retired from that position and joined Second Bancorp, Inc. where he served as chairman, president, and chief executive officer of Second National Bank of Warren, Ohio.

He now serves as managing partner of Reality Check LLC, which provides consulting services to financial institutions and private enterprises.  Mr. Blossom serves on the Audit Committee, the Bond Committee, the Pension Committee, the Loan Committee, and the Nominating and Compensation Committee.

With over three decades of experience in the banking and financial services industries, Mr. Blossom provides valuable insights and industry knowledge that assist with management of the business and the development of customer relationships.  Additionally, Mr. Blossom serves as the Company’s financial expert as defined by the Sarbanes-Oxley Act.

Board Leadership Structure and Risk Management

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer.  The Board does not have a lead independent director.  The Board believes this provides an efficient and effective leadership model for the company and facilitates Board to management communications.  The Chief Executive Officer is the individual selected by the Board of Directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.  However, no single leadership model is right for all companies and at all times.  The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

The Board of Directors is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. Several oversight functions are delegated to committees of the Board with such committees regularly reporting to the full Board the results of their respective oversight activities.  For example, the Audit Committee meets periodically with management in order to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.  As part of this process, the Audit Committee reviews management’s risk-assessment process and reports its findings to the full Board. Also, the Compensation Committee periodically reviews the most important enterprise risks to ensure that compensation programs do not encourage excessive risk-taking.  Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or Board committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCNB has engaged and intends to continue to engage in the lending of money through the LCNB National Bank, its wholly-owned subsidiary, to various directors and officers of the Company.  These loans to such persons were made in the ordinary course of business and in compliance with applicable banking laws and regulations, on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectability or other unfavorable features.

In addition to those banking transactions conducted in the ordinary course, the Bank was involved in the related transactions described below.  Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

The Bank retained the law firm of Kaufman & Florence during 2014 for legal services in connection with various matters arising in the course of the Bank’s business.  William H. Kaufman, a director of LCNB, is a partner in Kaufman & Florence.  Additionally, customers of the Bank are charged for certain legal services provided by Mr. Kaufman’s firm in the preparation of various documents.  The approximate amount billed by Kaufman & Florence for legal services during 2014 was $119,000.  The Bank contemplates using Mr. Kaufman’s firm in the future on similar terms, as needed.

The Company does not have a written process of approval and ratification of related party transactions.  However, the Company does adhere to an unwritten policy, whereby before the Company or the Bank enters into any transaction for which the value of the transaction is expected to be at least $120,000, and an interested party in the transaction is a director, executive officer, an immediate family member of a director or officer, or a shareholder owning 5% or greater of the Company’s outstanding stock, the disinterested Board of Directors must review and approve the transaction.  In reviewing the potential transaction, the directors will consider the fairness of the transaction to the Company, whether the transaction would or could compromise the interested party’s independence and judgment, the best interests of the Company, and such other factors determined advisable by the Board of Directors.  In 2014, the Board of Directors reviewed and approved of the related party transaction with Mr. Kaufman’s firm, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires LCNB’s officers and directors and persons who own more than 10% of a registered class of LCNB’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish LCNB with copies of all Section 16(a) forms they file.  Based solely on LCNB’s review of the section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, the officers, directors and greater than 10% beneficial owners of LCNB have complied with all applicable filing requirements.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2014, the Board of Directors met on 11 occasions.  Each incumbent director attended 82% or more of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served.

The Company encourages its directors to attend the Annual Meeting of the Shareholders, and in 2014, all eight directors attended the meeting. Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB.  However, each director of LCNB also serves as a director of LCNB National Bank, the banking subsidiary of LCNB, which meets twice per month, for which each is compensated at a rate of $14,000 annually.  In addition, non-employee directors who serve on committees of the Board of Directors receive $150 for each committee meeting attended.  Further, the directors participate like the employees of the Company in the Non-Equity Incentive Plan of the Company, and thus receive cash compensation based upon the success of the Company over the previous year.  In 2014, the directors each received compensation under this plan equal to 9.5% of their annual base compensation and committee meeting fees earned during 2014.

The table below summarizes all compensation paid to the directors of LCNB for their services as directors during fiscal year 2014.

Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Stephen P. Wilson	$14,000	$1,330	$15,330
Spencer S. Cropper	$15,800	$1,501	$17,301
George L. Leasure	$18,650	$1,772	$20,422
William H. Kaufman	$14,000	$1,330	$15,330
Steve P. Foster	$14,000	$1,330	$15,330
Anne E. Krehbiel	$15,500	$1,472	$16,972
Rick L. Blossom	$15,650	$1,487	$17,137
John H. Kochensparger III	$18,050	$ 1,715	$19,765

(1)

The compensation paid to the directors of LCNB includes committee fees as follows: S. Cropper, $1.800; G. Leasure, $4,650; A. Krehbiel, $1,500; R. Blossom, $1,650; and J. Kochensparger $4,050. Mr. Wilson, Mr. Kaufman, and Mr. Foster are not independent directors and do not receive committee fees.

(2)

The directors, in addition to their base and committee fees, receive a cash award that corresponds to the Bank’s Non-Equity Incentive Plan. The percentage awarded to the officers is used to calculate the directors’ cash award that year.  The award is paid in the following year. This percentage is multiplied by the directors’ base fee plus the committee fee to arrive at the award. The percentage used for the award paid in 2014 was 9.5%.

The Company has an Audit Committee that serves in a dual capacity as the Audit Committee of the Bank.  The members of the Audit Committee are Spencer S. Cropper, Anne E. Krehbiel, and Rick L. Blossom.  The Audit Committee met a total of 5 times in 2014.  All of the members of the Audit Committee meet the definition of independent director set forth in NASDAQ Listing Rule 5605(a)(2). Mr. Blossom serves as the financial expert as defined by the Sarbanes-Oxley Act and NASDAQ Listing Rule 5605(a)(2).  The Audit Committee is responsible for engaging independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of the Bank’s internal accounting controls.  The Board of Directors of the Company has adopted a written charter for the Audit Committee.  The Audit Committee Charter is available online at https://www.lcnb.com/ACharter.pdf.

The Bank also has a Building Committee, Appraisal Committee, Nominating Committee, Trust Committee, Bond Committee, Pension Committee, and Loan Committee.  Each of these committees meet as needed. The Building Committee reviews the facility needs and repair and improvement issues of the Bank and its branch and other office buildings.  The members of the Building Committee are Stephen P. Wilson, Anne E. Krehbiel, Steve P. Foster, John H. Kochensparger III, and William H. Kaufman.  The Appraisal Committee reviews the appraisals conducted by the Bank’s real estate appraisers to ensure that the appraisals are consistent and accurate.  The members of the Appraisal Committee are Stephen P. Wilson, Peter Berninger, Matt Layer and Timothy Sheridan.  The Trust Committee reviews the various trusts accepted by the Trust Department of the Bank, reviews trust investments and advises the trust officers in department operations.  The members of the Trust Committee are Stephen P. Wilson, Steve P. Foster, Leroy F. McKay, George L. Leasure, John H. Kochensparger III, S. Diane Ingram, Melanie K. Crane, Bradley A. Ruppert, Rebecca H. Roess, Amy R. Kobes, Traci Hammiel, Michael D. Nusbaum, Myra A. Frame and Jackie Manley.  The Bond Committee reviews the adequacy of the Bank’s blanket bond coverage and recommends any changes in coverage to the Board of Directors of the Bank.  The Bond Committee consists of the entire Board of Directors of the Bank.  The Pension Committee reviews the Bank’s defined benefit pension plan. The members of the Pension Committee are Stephen P. Wilson, Rick L. Blossom, Spencer S. Cropper, Steve P. Foster, and Robert C. Haines II.  The Loan Committee reviews the lending procedures of the Bank and reviews and approves requests for loans in excess of the established lending authority of the officers of the Bank.  The Loan Committee consists of the entire Board of Directors of the Bank.

The Nominating Committee consists of all five of the Company’s independent directors (as defined in NASDAQ Listing Rule 5605(a)(2)): Spencer S. Cropper, John H. Kochensparger III, George L. Leasure, Anne E. Krehbiel, and Rick L. Blossom.  The Nominating Committee met 7 times in 2014 and does have a charter.  Decisions concerning nominees for the Board of Directors will be made by the nominating committee and ratified by the entire Board. The Board has not adopted a policy with respect to minimum qualifications for board members.  However, in making its nominations, the committee considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.  Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 7 of this Proxy Statement for additional discussion of the nomination process.  The Nominating Committee Charter is available online at https://www.lcnb.com/NCharter.pdf.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

The Company has not received director candidate recommendations from its shareholders and, as such, does not have a formal policy regarding consideration of such recommendations.  However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated.  The Company does not intend to treat shareholder recommendations in any manner different from other recommendations.  Shareholders may send director nomination recommendations to Stephen P. Wilson at P.O. Box 59, Lebanon, Ohio 45036.

The Bank has a designated Compensation Committee, which met 7 times in 2014 and does have a charter.  This committee consists of the independent directors of the Bank: Spencer S. Cropper, George L. Leasure, John H. Kochensparger III, Anne E. Krehbiel, and Rick L. Blossom.  The committee makes compensation recommendations to the Board of Directors for consideration, as further described in the “Compensation of Executive Officers” section below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2014, no executive officer of the Company served on the Board of Directors or compensation committee of any entity that compensates any member of the Company’s Compensation Committee.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

The Company maintains contact information, both telephone and email, on its website under the heading “Contact LCNB.”  By following the contact link, https://www.lcnb.com/contact.asp, a shareholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Company email address for providing email correspondence.  Communications sent to that Company email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication.  In addition, communications received via telephone for the Board of Directors are forwarded to the Board by an officer of the Company.  In addition, shareholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at P.O. Box 59, Lebanon, Ohio 45036.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. These codes of ethics are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of three independent directors.  The responsibilities of the Audit Committee are set forth in the revised charter of the Audit Committee which was adopted by the Board of Directors of the Company on February 17, 2004. The Audit Committee reviews and revises if necessary the Audit Charter at least annually and presents it to the Board of Directors for approval.  The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records and auditors’ compensation.  The Audit Committee reviews the Company’s accounting policies, internal control procedures and systems and compliance activities.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The committee has also reviewed and discussed with BKD, LLP their independence as auditors for the fiscal year ended December 31, 2014, as required to be discussed by SAS 61, as it may be modified or supplemented.

           The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and, as required, has discussed with BKD, LLP its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

This report has been submitted by the Audit Committee:

Rick L. Blossom

Spencer S. Cropper

Anne E. Krehbiel

MARKET PRICE OF STOCK AND DIVIDEND DATA

Holders and Market Information

LCNB had approximately 762 registered holders of its Common Shares as of December 31, 2014. The number of shareholders includes banks and brokers who act as nominees, each of whom may represent more than one shareholder.  Its Common Shares are currently traded on the NASDAQ Capital Market under the symbol “LCNB”.  Several market-makers facilitate the trading of the Common Shares. Trade prices for LCNB’s Common Shares, reported through registered securities dealers, are set forth below.  Trades have occurred during the periods indicated without the knowledge of LCNB.

The trade prices shown below are interdealer without retail markups, markdowns or commissions.

2014	High	Low
First Quarter	$18.24	$17.25
Second Quarter	$18.89	$14.67
Third Quarter	$17.14	$14.84
Fourth Quarter	$15.43	$13.83

2013	High	Low
First Quarter	$18.95	$13.65
Second Quarter	$22.68	$16.25
Third Quarter	$27.65	$18.53
Fourth Quarter	$20.90	$17.38

Dividends

The following table presents cash dividends per share of common stock declared and paid in the periods shown.

	2014	2013
First Quarter	$0.160	$0.160
Second Quarter	$0.160	0.160
Third Quarter	$0.160	0.160
Fourth Quarter	$0.160	0.160

Total	$0.640	$0.640

It is expected that LCNB will continue to pay dividends on a similar schedule, to the extent permitted by business and other factors beyond management’s control.  LCNB depends on dividends from its subsidiary for the majority of its liquid assets, including the cash needed to pay dividends to its shareholders. Federal banking laws and regulations limit the amount of dividends the Bank may pay to the sum of retained net income, as defined, for the current year plus retained net income for the previous two years. Prior approval from the Office of the Comptroller of the Currency, the Bank’s primary regulator, would be necessary for the Bank to pay dividends in excess of this amount. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines. Management believes the Bank will be able to pay anticipated dividends to LCNB without needing to request approval.

Equity Compensation Plan Information

The Company has an equity incentive plan that provides stock options to certain executive officers. The plan was established in 2002 and expired in accordance with its terms in 2012. The Board established the plan to provide an award to certain executive officers after reaching specific earnings and asset growth goals set at the beginning of each year.  Options previously granted continue to be exercised in accordance with the terms of the grants.

The following table summarizes share and exercise price information about LCNB’s equity compensation plans as of March 2, 2015.

-

-

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities remaining available for future issuance under any equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	99,810 shares	$12.55	94,570 shares (1)
Equity compensation plans not approved by security holders	NA	NA	NA
Total	99,810 shares	$12.55	94,570 shares

(1)

The plan expired in 2012 and no further options will be granted out of the plan.  The 94,570 shares left in the plan at its expiration will go back into the authorized unissued securities of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

LCNB has no direct employees.  All officers and other employees performing services for LCNB are employees of the Bank.  The Compensation Committee is a committee of the Board of Directors, made up of the independent members, and is responsible for developing the Bank’s executive compensation principles, policies and programs. These include the compensation to be paid to the Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company and the Bank.  Stephen P. Wilson, Chief Executive Officer and Chairman of the Board, and Steve P. Foster, President, as directors participate in the deliberations concerning executive officer compensation, however, neither of them participate in the deliberations regarding their personal compensation.

The primary objectives of the Bank’s executive officer compensation program are to:

•

Provide a direct link between executive officer compensation and the interests of LCNB and LCNB’s shareholders by making a portion of executive officer compensation dependent upon the financial performance of the Bank and the consolidated corporation.

•

Support the achievement of the Bank’s annual and longterm goals and objectives as determined by the Bank Board.

•

Establish base salaries targeted at a median level for comparable positions within a comparison group of companies in the banking industry with incentive opportunities designed to pay total compensation that are above the median for above median performance.

•

Provide compensation plans and arrangements that encourage the retention of our proven team of executive officers.

The total compensation package for executive officers of the Company and the Bank includes: base salary, annual cash bonuses which may be deferred, and historically included stock options under the 2002 equity incentive plan, which expired in 2012. Executive officers also receive other employee benefits generally available to all employees.

Generally, the named executive officers of the Bank are employed “at will” without severance agreements or employment contracts.  The Company believes that its compensation levels and structure, as well as the Company’s culture and intangibles generally alleviate the need for the Company to have such employment agreements with its named executive officers.

At the April 2014 Annual Meeting, the Company held its “say-on-pay” advisory shareholder vote on the compensation of LCNB’s named executive officers.  The compensation committee noted that the Company’s proposal regarding the “say-on-pay” vote had broad support among its shareholders.  The 2014 “say-on-pay” vote results were 97.8% in favor.   At the first “say-when-on-pay” advisory vote in 2011, the Company’s shareholders voted to hold an advisory shareholder vote on the compensation of LCNB’s named executive officers once every three years.  The next advisory shareholder vote on the compensation of LCNB’s named executive officers will occur in 2017.

For fiscal year 2014, no specific component of the executive compensation program was altered based on the results of the 2014 “say-on-pay” vote.  The Compensation Committee and the Company’s Board of Directors believe that the Company’s executive compensation has been appropriately tailored to its business strategies, aligns pay with performance, and reflects best practices regarding executive compensation.  The committee will continue to consider shareholder sentiments about the Company’s core principles and objectives when determining executive compensation.

Engagement of Independent Compensation Consultant

The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. In late 2013, the Compensation Committee engaged Blanchard Consulting Group (“BCG”) to provide consulting services surrounding executive compensation programs and policies.  BCG is an independent third-party consulting group that focuses exclusively on providing compensation consulting to community banks throughout the country.  BCG was hired directly by the Compensation Committee and does not provide any additional services to LCNB besides consulting services.  The Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934 and determined that BCG's work does not raise a conflict of interest. During 2014, BCG assisted LCNB with an executive compensation review, a review of the annual cash incentive plan, and assistance with a market-based equity plan review and the development of the proposed 2015 Ownership Incentive Plan (with the assistance of LCNB’s outside legal counsel).

In early 2014, BCG completed work on the executive total compensation review project.  This project focused on all aspects of total compensation; including base salaries, cash incentives/bonuses, equity incentives and grants, other compensation and perquisites, and executive benefits and retirement programs.  As part of this executive total compensation review, BCG utilized a peer group of twenty-one (21) publicly traded banks in Ohio and the surrounding states and gathered and reviewed total compensation and performance data for these peer banks.  A listing of the specific peer group banks is provided below.  The report of findings from this study was utilized for 2014 decisions, including the recommendation for the adoption at the 2015 Annual Meeting of Shareholders of a new 2015 Ownership Incentive Plan.  Further details surrounding the equity plan market study can be found later in this section.

BCG also reviewed LCNB’s annual/short-term cash incentive plan compared to market best practices in early 2014.  Based on the results of this review, LCNB began to conduct weekly management meetings to assess its current cash bonus program.  The management group determined that changes would be made to this plan for 2015 based on internal discussions and BCG’s recommendations.

Peer Group Banks

The peer group banks utilized in the executive total compensation review in early 2014 consisted of the following:

LNB Bancorp, Inc. (OH)	Farmers National Banc Corp. (OH)
First Citizens Banc Corp. (OH)	Premier Financial Bancorp, Inc. (WV)
Codorus Valley Bancorp, Inc. (PA)	ACNB Corporation (PA)
Franklin Financial Services (PA)	AmeriServ Financial, Inc. (PA)
HopFed Bancorp, Inc. (KY)	Farmers & Merchants Bancorp (OH)
United Bancorp, Inc. (MI)	Penns Woods Bancorp, Inc. (PA)
Community Bank Shares of Indiana, Inc. (IN)	Ohio Valley Banc Corp. (OH)
Camco Financial Corporation (OH)	MVB Financial Corp. (WV)
Kentucky Bancshares, Inc. (KY)	Tower Financial Corporation (IN)
Middlefield Banc Corp. (OH)	NB&T Financial Group, Inc. (OH)
SB Financial Group, Inc. (OH)

Annual Base Salaries

In setting annual salaries for the executive officers, the Compensation Committee historically considered the salaries set forth in the Ohio Bankers League Bank Compensation & Benefits Survey in setting the compensation for each of the named executive officers.  The Ohio Bankers League Bank Compensation & Benefits Survey publishes the median and other certain percentile salaries of over 300 financial institutions that take part in its survey of financial institutions in Ohio, Illinois and Missouri. The survey does not individually identify the financial institutions that participate.

For 2014, in addition to the OBL Survey, the Compensation Committee considered the market data provided in BCG’s report.  This included salary data from the previously identified peer group along with various banking industry surveys.  When setting each named executive officer’s annual salary, the Compensation Committee starts at the median salary for an equivalent position in the market, and adjusts the salary for each named executive officer based upon such officer’s history with the Company, experience overall, and general skill level.  Named executive officers with long histories with the Company and greater years of experience are generally compensated above the baseline provided by the median salary identified in the market, while named executive officers with short histories with the Company and less experience are generally compensated below such baseline.  The Compensation Committee uses the median salary as the starting point in setting the annual base salary for its named executive officers because doing so helps to ensure that the Company’s compensation remains competitive and the Company is able to uphold its goal of maintaining stable, effective management. Finally, the Compensation Committee compares the individual performance of the executive measured against the Board of Directors’ previously determined subjective performance objectives for each executive for the previous year.  Taking into consideration all of these factors, the Compensation Committee sets each named executive officer’s salary.

Performance Objectives

The Compensation Committee establishes subjective performance objectives for each executive officer on an annual basis.  The performance objectives are tailored to the particular executive officer’s area of responsibility within the Company and the Bank.  Achievement of these performance objectives are used to assist the Compensation Committee in establishing annual base salaries for each upcoming year.  Additionally, these performance objectives are used to determine a small portion of the executive officers annual bonuses.  For fiscal year 2014, the executive officers were evaluated based on their performance in the areas set forth below:

Stephen P. Wilson – Act as the Chief Executive Officer of LCNB, providing leadership and motivation to achieve Board approved goals and objectives. Be a spokesperson for LCNB to shareholders, customers, employees, and the media.  Ensure the integrity of corporate records and various regulatory reports while supervising compliance with all applicable laws and regulations.  Ensure that proper internal controls are in place and followed to protect the integrity of financial reporting. Communicate to the Board the progress toward goals and objectives, compliance issues, policy exceptions, and operational issues and risks.

Steve P. Foster – Act as President of LCNB and the Bank, participating in setting corporate direction and goals while leading and supporting management in achieving those goals.  Manage all the Bank’s employees to produce a level of profitability that meets or exceeds budgeted sales and income goals. Ensure compliance with all applicable laws and regulations governing banking operations.  Seek profitable opportunities to expand LCNB through internal growth and acquisition.

Matthew P. Layer – Act as the Chief Lending Officer of LCNB, supervising the Bank’s loan department to ensure compliance with all applicable laws and regulations.  Maintain high asset quality in the Bank’s loan portfolio by insuring compliance with the Bank’s loan policy and managing any policy exceptions through the Loan Committee and the Board of Directors.  Ensure the proper maintenance and control of customer and bank records to ensure the integrity of those records.  Manage the growth of the loan department to meet budgeted goals using individual goals, incentives, and marketing.  Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Robert C. Haines II – Act as the Chief Financial Officer of LCNB, assuring the integrity and accuracy of corporate financial records and various regulatory reports.  Supervise the internal auditor, manage the relationship with the internal and external audit firms and act as a liaison to the Board of Director’s Audit Committee.  Supervise and direct the Bank’s data processing and item processing functions. Prepare the budget and advise the executive management team and the Board of Directors on progress toward budget goals.  Support shareholder relations by acting as LCNB’s primary contact with LCNB’s transfer agent. Participate as a member of the Bank’s executive management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Leroy F. McKay – Act as the Senior Trust Officer of LCNB, supervising the Bank’s trust department to ensure compliance with all applicable laws and regulations.  Promote growth in the trust department to ensure its future viability and to continue to meet income goals.  Supervise and maximize the return on the security portfolios of the holding company, the Bank, and the trust department. Encourage and supervise the Bank’s brokerage operation. Chair the Bank’s Privacy Committee and lead initiatives aimed at protecting customer information and complying with applicable laws and regulations.

Chair the Bank’s CRA Committee and guide the committee in maintaining an outstanding or satisfactory rating.  Participate as a member of the Bank’s executive management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Cash Bonuses

In addition to the payment of base salary and the provision of standard employee benefits, the Bank’s compensation program provides executive officers the opportunity to earn additional compensation in the form of annual incentive cash bonuses.

Cash Bonuses

The 2014 cash bonus program for executive officers is based primarily on the performance of the Company and the performance of the executive officer in meeting assigned goals for both the Company and the officer personally.  For named executive officers as well as employees of the Bank generally, the Compensation Committee believes that it is important to create an incentive to focus on the profitability and growth of the Company, and so the large majority of bonuses paid to all employees of the Company are based on the Company’s performance.  However, realizing that individual performance is not always fully recognizable solely in the Company’s performance, the executive officers are also eligible for small bonuses based on the achievement of the goals detailed under Performance Objectives that are communicated at the beginning of each year to each executive and are unique to each executive officer’s responsibilities.

In 2014, each named executive officer was eligible to receive a cash bonus based partially on the Company’s performance for 2014 as measured by the core return on average assets (ROAA).  Each named executive officer was eligible to receive a cash bonus ranging from 1.50% of that officer’s base salary in the event that the Company’s core ROAA was  below .75% and 14.00% of that officer’s base salary in the event that the Company’s core ROAA was 1.8% and above.  In 2014, the Company’s Core ROAA was 0.95%, and so the portion of the cash bonus dependent on the Company’s performance received by the named executive officers was 3.5% of their annual base salary.

The table below sets forth all of the potential bonus amounts tied to ROAA for 2013 and 2014.

Range of Company’s Core Return on Average Assets	Cash Bonus as a Percentage of the Named Executive Officer’s Base Salary in 2013	Cash Bonus as a Percentage of the Named Executive Officer’s Base Salary in 2014
1.8% and above	20%	14.0%
1.75-1.79%	19.0%	14.0%
1.70-1.74%	18.0%	14.0%
1.65-1.69%	17.0%	14.0%
1.60-1.64%	16.0%	14.0%
1.55-1.59%	15.0%	14.0%
1.50-1.54%	14.0%	14.0%
1.45-1.49%	13.0%	13.0%
1.40-1.44%	12.0%	12.0%
1.35-1.39%	11.0%	11.0%
1.30-1.34%	10.0%	10.0%

-

-

1.25-1.29%	9.0%	9.0%
1.20-1.24%	8.0%	8.0%
1.15-1.19%	7.0%	7.0%
1.10-1.14%	6.5%	6.5%
1.05-1.09%	6.0%	6.0%
1.00-1.04%	5.5%	5.5%
.95-.99%	0%	3.5%
.90-.94%	0%	3.0%
.85-.89%	0%	2.5%
.80-.84%	0%	2.0%
.75-.79%	0%	1.5%
Below .75%	0%	1.5%

The other portion of each named executive officer’s cash bonus was awarded based on the achievement of that individual’s subjective Performance Objectives set forth previously.  In 2014, each named executive officer could earn up to an additional 6.00% of his base salary for meeting his individual Performance Objectives.  This additional 6.00% of base salary is to further incentivize personal achievement of the Performance Objectives.  As can be seen in the table above, the Compensation Committee slightly adjusted the Company ROAA payout amounts for 2014 for the named executive officers. The 2014 change was made to increase the emphasis on individual performance, and slightly decrease the sole emphasis on Company ROAA.  This was a small modification to encourage balance in the annual incentive plan design.  Additionally, LCNB determined that market influences made it appropriate to pay a minimal bonus for ROAA amounts below 1.0%.  This shift was based on the external reality in community banking that has impacted profitability capabilities.

Based on the Company ROAA results, the largest cash bonus that a named executive officer would have been able to achieve in 2014 was 9.50% of his annual base salary.  The Company believes that it has set the sliding scale for cash bonus compensation so that some level of bonuses are expected to be earned by the named executive officers based on adequate performance of the Company and of the individual named executive officers, but that significantly larger bonuses will only be achieved by exceptional performance both by the Company and by an individual named executive officer.

Additionally, the Company added a “Clawback” provision to the 2014 cash bonus plan.  This “Clawback” allows the Company to recoup incentive compensation amounts paid to employees if these amounts were paid based on misstated financials, or if the employee commits significant misconduct.

In 2015, the Company has decided to make additional changes to the annual cash bonus plan for executive officers. The 2015 changes have not been finalized but will likely include more defined goals that focus on growth, earnings, and quality metrics.  The Company wants to continue to balance the plan to be well-rounded and not solely focused on ROAA.

Option Awards

The Company established an equity incentive plan in 2002 that allowed for stock options to be awarded to executive officers based on a performance matrix. The plan expired in 2012.  Therefore, no option awards have been granted since that time. The options previously awarded vest according to the following schedule on each anniversary of the Grant Date:

Years after the Grant Date	Vested Percentage

Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
At least 5 but no more than 10	100%

Any options which are vested and not exercised within 10 years from the date of the grant shall be deemed expired and no longer exercisable by the eligible person.

Proposed 2015 Ownership Incentive Plan

Throughout 2014, the Company worked to develop a new equity plan to replace the 2002 plan, which has been expired since 2012.  The proposed 2015 Ownership Incentive Plan is the result of this detailed work.  The Company worked with BCG and outside legal counsel to develop the plan.

BCG helped the Company determine what type of equity plan was appropriate based on market data and LCNB’s internal preferences. BCG provided reports to the Company that covered various topics surrounding equity.  Some of the areas that were reviewed in these reports include the following:

1)

Scope of eligible participants

2)

Prevalence of various types of incentives in the Company’s peer group and the banking market

3)

Amount of equity typically granted to executive officers in the Company’s peer group and the banking market

4)

Performance metrics

5)

Common vesting provisions

6)

Level of shareholder dilution

The peer group and market analyses that were conducted throughout 2014 influenced the final provisions in the proposed 2015 Ownership Incentive Plan.  The potential shareholder dilution (often defined as overhang) that would be associated with this plan is well within the peer group and market standards.  The potential plan costs on an annual basis and the estimated life of the plan are also appropriate when compared to peer and industry best practices.  The Company and its outside advisors felt due diligence was important to the incentive plan process and spent considerable time conducting this due diligence. The proposed plan is a result of significant discussions, market analysis, and cost modeling.

Other Compensation

The Company also provides other compensation to the named executive officers as it determines is necessary or advisable.  Mr. Wilson and Mr. Foster each receive an allowance for an automobile and the named executive officers all receive payments for health insurance and long-term disability, as the Compensation Committee has decided that such small perquisites aid in the retention of the named executive officers.

Further, the Company maintains a Supplemental Income Plan for Mr. Wilson.  This plan was entered into in 1996, and provides that Mr. Wilson will receive certain benefits upon his reaching 65 years of age, or a change in control of the Company.  The Company adopted the plan in order to create an additional incentive for Mr. Wilson to continue his service with the Company as its Chief Executive Officer and to provide Mr. Wilson with added security for his retirement or in the case that the Company was sold.  The Company is not currently obligated to make any payments under this plan.

In addition, the Bank has a nonqualified deferred compensation benefit plan which permits executive officers to defer all or a portion of their cash bonus, as well as certain defined benefit plans, as further detailed below.

Analysis of Total Mix of Compensation

The Board of Directors feels that the combination of making bonus payments based upon specific goals for each named executive officer and separate bonus payments tied to earnings goals for the Company provides the necessary incentives to reach the Company’s objectives. The bonus and the base salary together can provide the named executive officer a compensation package that is competitive with peers in the financial industry.  However, the Company intends to make adjustments to the annual bonus plan to better balance the Company’s overall goals and the link to executive compensation. Additionally, the Board of Directors would like to regain the ability to grant equity to the named executive officers to provide for a mid-term retention vehicle and to link the named executive officers to shareholders.  If approved, the 2015 Ownership Incentive Plan is intended to provide the Company with the ability to better balance executive compensation between short-term components (salary and annual cash bonus) and longer-term components (equity).

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the named executive officers. The named executive officers are employees of the Bank.  The Bank is a wholly-owned subsidiary of LCNB.

This table reflects annual compensation earned by each of the named executive officers as a result of their service to LCNB, or the Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation($)	Non-Qualified Deferred Compensation Earnings($)			All Other Compensation	Total ($)
Stephen P. Wilson, Chairman and Chief Executive Officer	2014 2013 2012	$ 263,000 $ 255,000 $ 250,000	N/A N/A N/A	N/A N/A $ 10,538	$ 24,985 $ 29,325 $ 29,378	$ $ $	478,263 97,747 241,794	(2)	$ 24,162(3) $ 24,227 $ 21,362	$ 790,410 $ 406,299 $ 553,072
Robert C. Haines II, Executive Vice President and Chief Financial Officer	2014 2013 2012	$ 114,000 $107,000 $ 98,000	N/A N/A N/A	N/A N/A $ 3,835	$ 10,830 $ 12,305 $ 11,270	$ $ $	50,766 (12,075 9,541	(2) )	$ 17,832(3) $ 16,427 $ 15,741	$ 169,576 $ 124.505 $ 138,386
Steve P. Foster, President	2014 2013 2012	$ 190,000 $ 184,000 $ 179,000	N/A N/A N/A	N/A N/A $ 7,376	$18,050 $ 21,160 $ 21,394	$ $ $	372,172 65,820 171,016	(2)	$ 21,675(3) $ 22,114 $ 24,523	$ 601,898 $ 293,094 $ 403,308
Leroy F. McKay, Executive Vice President	2014 2013 2012	$ 118,500 $ 114,000 $ 111,000	N/A N/A N/A	N/A N/A $ 4,508	$ 11,258 $ 13,110 $ 12,765	$ $ $	109,701 18,086 99,448	(2)	$ 6,699(3) $ 8,996 $ 6,735	$ 246,158 $ 151,102 $ 233,456
Matthew P. Layer, Executive Vice President	2014 2013 2012	$ 114,000 $ 110,000 $ 107,000	N/A N/A N/A	N/A N/A $ 4,299	$ 10,830 $ 12,650 $ 12,350	$ $ $	97,689 (13,822 50,143	(2) )	$ 5,801(3) $ 5,484 $ 5,281	$ 228,320 $ 114,312 $ 179,027

(1)

Assumptions used in determining fair value are disclosed in the footnote “Stock Based Compensation” located on pages 93-95 of LCNB’s Annual Report in Form 10-K for the year ended December 31, 2014.

(2)

Includes above market interest paid on the non-qualified deferred compensation plan as follows: Mr. Wilson, $50,107; Mr. Foster, $30,117; Mr. McKay, $7,482; Mr. Layer, $3,594 and Mr. Haines, $1,088. The above market interest rate is calculated by subtracting 120% of the federal long-term rate (2.74%) from the rate paid by the Bank on the deferred compensation funds (currently 8%). The resulting difference of 4.71% was used to calculate the above market interest disclosed in the above table. Also includes the change in aggregate increase/decrease in the actuarial present value of the officer’s accumulated benefit under the Bank’s defined benefit plan as follows: Mr. Wilson, $219,465; Mr. Haines, $25,826; Mr. Foster, $124,816; Mr. McKay, $102,219; and Mr. Layer, $94,095. Also includes the change in aggregate increase in the actuarial present value of the officer’s accumulated benefit under the Bank’s Non-Qualified benefit plan as follows: Mr. Wilson, $181,559; and Mr. Foster, $217,239.  Also includes the change in actuarial present value of Mr. Wilson’s supplemental income plan of $27,132.  The aggregate decrease in actuarial present value, where applicable, was due to a large increase from the previous year in the discount rate used to calculate the present value.

(3)

Includes Bank director fees for: Mr. Wilson, $14,000; and Mr. Foster, $14,000.  Includes health and long-term disability payments as follows: Mr. Wilson, $6,337; Mr. Haines, $9,553; Mr. Foster, $6,075; Mr. McKay, $6,699; and Mr. Layer, $5,801.  Includes auto allowance for Mr. Wilson of $3,825 and Mr. Foster of $1,601. Includes 401(k) contributions for Mr. Haines of $8,279

The following table summarizes for fiscal year 2014 each grant of an award under the Company’s non-equity and equity incentive plans to the named executive officers.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise or Base Price of Option Awards ($/sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(#)	(#)	(k)
Stephen P. Wilson	2/17/14		$29,325	$51,000
Robert C. Haines II	2/17/14		$12,305	$21,400
Steve P. Foster	2/17/14		$21,160	$36,800
Leroy F. McKay	2/17/14		$13,110	$22,800
Matthew P. Layer	2/17/14		$12,650	$22,000

(1)

Although the Estimated Future Payouts are provided in the table, the awards were granted in 2014 and are disclosed in the “Summary Compensation Table.”

The named executive officers, as well as all employees, participate in a Non-Equity Incentive Plan.  This plan rewards employees based on the financial performance of the Company as described in the Compensation Discussion and Analysis.  The estimated future payouts for the named executive officers in the above table are calculated using the ROAA scale established by the Compensation Committee and approved by the Board.  Each named executive officer was eligible to receive a cash bonus ranging from 1.50% of that officer’s base salary in the event that the Company’s core ROAA was below .75% and 14.00% of that officer’s base salary in the event that the Company’s core ROAA was 1.8% and above. The appropriate percentage is multiplied by the officer’s base salary to determine the cash award.

The following table summarizes, as of the end of fiscal year 2014 for each of the named executive officers, information concerning unexercised options and unvested stock and equity incentive plan awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen P. Wilson	2,650(1) 2,644(2) 4,475(3) 6,111(4) 3,783(5) 3,498(6) 1,508(7)	0 0 0 0 946 2,333 2,262	$18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85 $12.60	01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21 02/13/22

-

-

Robert C. Haines II (8)	N/A N/A N/A 1,972(4) 1,268(5) 1,241(6) 548(7)	N/A N/A N/A 0 318 827 824	$18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85 $12.60	01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21 02/13/22
Steve P. Foster	1,460(1) 1,510(2) 2,631(3) 3,889(4) 2,504(5) 2,294(6) 1,055(7)	0 0 0 0 626 1,530 1,584	$18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85 $12.60	01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21 02/13/22
Leroy F. McKay(8)	N/A N/A N/A 2,694(4) 1,669(5) 1,500(6) 644(7)	N/A N/A N/A 0 418 1,001 969	$18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85 $12.60	01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21 02/13/22
Matthew P. Layer(8)	N/A N/A N/A 467(4) 371(5) 467(6) 307(7)	N/A N/A N/A 0 372 933 924	$18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85 $12.60	01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21 02/13/22

(1)

Vested 20% in 2007, 20% in 2008, 20% in 2009, 20% in 2010, and 20% in 2011

(2)

Vested 20% in 2008, 20% in 2009, 20% in 2010, 20% in 2011, and 20% in 2012

(3)

Vested 20% in 2009, 20% in 2010, 20% in 2011, 20% in 2012, and 20% in 2013

(4)

Vested 20% in 2010, 20% in 2011, 20% in 2012, 20% in 2013, and 20% in 2014

(5)

Vested 20% in 2011, 20% in 2012, 20% in 2013, and 20% in 2014

(6)

Vested 20% in 2012, 20% in 2013, and 20% in 2014

(7)

Vested 20% in 2013 and 20% in 2014

(8)

Mr. Haines, Mr. McKay, and Mr. Layer were not eligible to participate in the Equity Incentive Plan until 2008

Option Exercises and Stock Vested

The following table summarizes for fiscal year 2014 all exercises of options and vesting of stock awards for each of the Company’s named executive officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen P. Wilson	N/A	N/A	N/A	N/A
Robert C. Haines II	N/A	N/A	N/A	N/A
Steve P. Foster	N/A	N/A	N/A	N/A
Leroy F. McKay	N/A	N/A	N/A	N/A
Matthew P. Layer	N/A	N/A	N/A	N/A

-

-

Defined Benefit Plan Disclosure

In 1954, the Bank adopted the LCNB National Bank Employees Pension Plan that has been amended from time to time to comply with changes in the law (the “Pension Plan”).  The Pension Plan is a defined benefit plan that was available to substantially all of the salaried employees of the Bank.  An employee was eligible to participate in the Pension Plan on July 1st after the attainment of age 21, the completion of 12 months of service, and the completion of at least 1,000 hours of service with the Bank during a plan year. Participants were eligible for normal retirement after age 65 or the completion of five years of participation in the Pension Plan, whichever is later.  Participants may elect early retirement upon reaching age 60. The Pension Plan provided a monthly retirement benefit to Bank employees upon retirement in an amount equal to 50% of the participant’s average monthly compensation, reduced proportionately (a) if the participant who was hired prior to 2002 has less than 15 years of service at the age 65 or (b) if the participant who was hired after 2001 has less than 30 years of service at age 65.  A participant’s average monthly compensation is based on the five consecutive years of a participant’s employment with the Bank that produce the highest monthly average.  Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of a life annuity (ten years certain).

Effective January 1, 2009, LCNB redesigned its noncontributory defined benefit retirement plan and merged its single-employer plan into a multiple-employer plan.  Employees hired on or after January 1, 2009 are not eligible to participate in the defined benefit plan.

Effective February 1, 2009, LCNB amended the Pension Plan to reduce benefits for those whose age plus vesting service equaled less than 65 at that date.  Employees whose age plus vesting service equaled 55 to 64 will receive a monthly retirement benefit equal to 40% of the participant’s average monthly compensation.  Employees whose age plus vesting service equaled less than 55 will receive a monthly retirement benefit equal to 30% of the participant’s average monthly compensation.  Employees who received a benefit reduction under the retirement plan amendments will receive an automatic contribution of 5% (those receiving 40% of monthly compensation) or 7% (those receiving 30% of monthly compensation) of annual compensation into their 401-K plans, regardless of the contributions made by the employees.  These employees will not receive any employer matches to their 401-K contributions. Employees whose age plus vesting service equaled 65 or greater were not impacted.

Also effective February 1, 2009, an enhanced 401-K plan was made available to those hired on or after January 1, 2009 and to those who received benefit reductions from the amendments to the noncontributory defined benefit retirement plan.  Employees hired on or after January 1, 2009 will receive a 50% employer match on their contributions into their 401-K plans, up to a maximum LCNB contribution of 3% of each individual employee’s annual compensation.

Effective February 1, 2009, LCNB established a nonqualified defined benefit retirement plan for certain highly compensated employees.  The nonqualified plan ensures that participants receive the full amount of benefits to which they would have been entitled under the noncontributory defined benefit retirement plan in the absence of limits on benefit levels imposed by certain sections of the Internal Revenue Code.

          The following table summarizes, as of the end of fiscal year 2014 for each of the Company’s named executive officers, information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Stephen P. Wilson	Defined Benefit Plan Non-Qualified Plan Supplemental Income	39 18	1,320,673 491,732 527,409	None None None
Robert C. Haines II	Defined Benefit Plan	20	73,171	None
Steve P. Foster	Defined Benefit Plan Non-Qualified Plan	37	698,602 552,837	None
Leroy F. McKay	Defined Benefit Plan	19	596,000	None
Matthew P. Layer	Defined Benefit Plan	33	325,714	None

The Defined Benefit Plan’s actuarial assumptions used in 2014 included a discount rate of 3.95%, an expected long-term rate of return for Plan assets of 3.95% and a future compensation rate increase of 3%. The expected long-term rate of return on Plan assets was determined using historic returns on investments, adjusted for expected long-term interest rates.

The Bank also maintains a supplemental income plan for the Chief Executive Officer, Stephen P. Wilson.  This plan began January 1, 1996.  Mr. Wilson will receive an estimated annual benefit of $76,259 upon retirement at the normal retirement age.  Monthly benefits are determined by calculating 2.5% of the executive’s highest monthly average compensation and multiplying that sum by the lesser of the executive’s years of service or ten.  This benefit is paid in 120 monthly payments.

The following table summarizes, as of the end of fiscal year 2014, for each of the Company’s named executive officers, information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen P. Wilson	29,325	None	86,358	None	1,125,097
Robert C. Haines II	4,307	None	1,876	None	24,663
Steve P. Foster	21,160	None	51,906	None	676,459
Leroy F McKay	13,110	None	12,898	None	168,561
Matthew P. Layer	10,752	None	6,197	None	81,255

(1)

The Executive Officers’ contributions are also included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)

The portion of the Aggregate Earnings is also included in the Summary Compensation Table under Non-Qualified Deferred Compensation Earnings because the Bank is paying an above market rate on the aggregate balances that the Executive Officers have deferred.  Those amounts for each officer are: Mr. Wilson, $50,107; Mr. Foster, $30,117; Mr. McKay, $7,482; Mr. Haines, $1,088; and Mr. Layer, $3,594.

The Bank has a benefit plan which permits named executive officers to defer all or a portion of their cash bonus. The deferred compensation balance, which accrues interest at 8% annually, is distributable in cash after retirement or termination of employment either in one lump sum payment or ten equal payments over a period of ten years, in the discretion of the executive officer.  Through the Compensation Committee, the LCNB Board of Directors determines the interest rate that will be used to calculate earnings under the plan.

Termination and Change in Control Payments

The Company does not have employment agreements with its named executive officers. Therefore, these officers are employees at will and a termination of these named executive officers as of December 31, 2014 would not have triggered any payment obligations of the Company under their employment arrangements.  However, under some of the Company’s other benefit plans, the named executive officers would have been entitled to receive payments if a termination or change in control happened on December 31, 2014.

The Deferred Compensation Plan provides that in the event of any termination of a named executive officer, or a change in control of the Company, the named executive officers affected by the termination or change in control are entitled to receive the entire amount of the deferred compensation in their account as of the next valuation date after such event.  The named executive officer may elect whether to receive the deferred compensation in one lump sum, or in annual payments over ten years.  In the event that each of the named executive officers experienced a termination event on December 31, 2014, each would be entitled to receive the following amounts under the Deferred Compensation Plan:

Stephen P. Wilson	$ 1,125,097
Robert C. Haines II	$ 24,663
Steve P. Foster	$ 676,459
Leroy F. McKay	$ 168,561
Matthew P. Layer	$ 81,255

The Option Award Plan contains a double-trigger change of control clause that provides an acceleration of vesting for the option holder upon a change of control as follows: the period beginning three months prior to the effective date of any change of control of the Company and ending on the first anniversary of such a change of control, one hundred percent of the options granted which have been outstanding for at least six months shall vest and be exercisable by the option holder in the event that (a) the option holder’s status as an employee is involuntarily terminated by the Company for any reason other than cause, or (b) the option holder voluntarily terminates his status as an employee as the result of a material reduction in the option holder’s duties, title, or compensation from the Company.  Thus, if there was a change in control on December 31, 2014 and the named executive officers were terminated or experienced material reductions in their duties, all of the options held by the named executive officers for longer than six months would vest.  Upon such events, the named executive officers would have options convertible into the following amount of the Company’s Common Shares vest:

Stephen P. Wilson	33,030
Robert C. Haines II	6,998
Steve P. Foster	20,555
Leroy F. McKay	8,895
Matthew P. Layer	8,061

For the purposes of the Deferred Compensation Plan, a change in control would be deemed to have happened if a person or group obtained control of 50% of the Company’s stock, a person or group acquires 35% of the Company’s stock within a 12 month period, a majority of the members of the Board of Directors are replaced within a 12 month period without the endorsement of a majority of the members of the board, or if any person or group acquires assets from the Company worth at least 40% of the fair market value of all of the assets of the Company.  For the Stock Option Plan, a change in control would be deemed to have happened if a person or group obtained control of 50% of the Company’s stock, or a merger or sale of substantially all of the assets, reorganization, or the a majority of the members of the Board of Directors are replaced, without the approval of the Board of Directors.

The Company maintains a Supplemental Income Plan for Steve Wilson.  Pursuant to this Supplemental Income Plan, Mr. Wilson would be entitled to payment of the present value of Mr. Wilson’s benefits to be received under the plan in the event that Mr. Wilson died or was disabled on December 31, 2014, or a change of control of the Company or the Bank occurred on that date.  The present value of the benefits under the plan as of December 31, 2014 was $527,409.  In the event that Mr. Wilson left the Company for any other reason (other than for cause) on December 31, 2014, he would not be entitled to receive any acceleration of the payments otherwise due to him under the plan.  If Mr. Wilson was terminated for cause on December 31, 2014, the Company would not have to make any future payments to him under the plan.

For the purposes of the Supplemental Income Plan, a change of control means an acquisition of 30% or more of the Bank’s shares, a reorganization of the Bank where persons who were not shareholders of the Bank prior to the reorganization own more than 50% of the Bank’s stock, a liquidation of the Bank, or a sale of all or substantially all of the Bank’s assets.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management of the Company and, based on that review and those discussions, has recommended its inclusion in the Company’s annual report on Form 10-K and in this Proxy Statement.

The Compensation Committee of LCNB National Bank is comprised of the following persons:

Rick L. Blossom	Anne E. Krehbiel
Spencer S Cropper	John H. Kochensparger III
George L. Leasure

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected by the Audit Committee for the previous year 2014 was BKD, LLP.  A representative of BKD, LLP will be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by BKD, LLP for professional services rendered for the annual audit of the Company’s annual financial statements, the audit of the internal control over financial reporting and the reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year 2014 were $172,868. The aggregate fees bill by J.D. Cloud & Co., LLP, the Company’s former accounting firm, for the fiscal year 2013 were $178,000.

Audit-Related Fees

The aggregate fees billed by BKD, LLP for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under the paragraph immediately above entitled “Audit Fees” were $33,500 for fiscal year 2014.   Audit-related fees consisted of accounting consultation and audit in connection with the acquisition of Eaton National Bank & Trust Co., and other matters.  The aggregate fees billed by J.D. Cloud & Co., LLP for fiscal year 2013 were $56,933.

Tax Fees

The aggregate fees billed by BKD, LLP for 2014 for professional services rendered for tax services, including any tax compliance, tax advice, and tax planning, were $9,200 for fiscal year 2014.  Tax fees consisted of Federal, state and local income and franchise tax return preparation, tax planning and assistance with a tax examination in fiscal year 2014.  The aggregate fees billed by J.D. Cloud & Co., LLP for fiscal year 2013 were $41,057.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company.  The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by BKD, LLP.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by BKD, LLP to the Company is compatible with maintaining BKD, LLP’s independence.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 28, 2015.  The proxy statement and annual report to security holders are available at http://www.lcnbcorp.com.

          The proxy statement, annual report to security holders and form of proxy are being made publicly available, free of charge, on the aforementioned website, which will remain available through the conclusion of the Annual Meeting of Shareholders to be held on April 28, 2015 at 10:00 a.m. at the principal executive offices of LCNB Corp. at 2 North Broadway, Lebanon, Ohio 45036.  If you need directions to the location of the annual meeting in order to attend the meeting and vote in person, please call 1-800-344-2265.

2016 ANNUAL MEETING

In order for any shareholder proposals for the 2016 annual meeting of shareholders to be eligible for inclusion in the Company’s proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at P.O. Box 59, Lebanon, Ohio 45036, prior to November 16, 2015.  The form of proxy distributed by the Company with respect to the 2016 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than management) if the Company does not receive notice of that matter at the above address prior to January 30, 2016.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring other matters before the meeting.  However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors

/s/Stephen P. Wilson

Stephen P. Wilson

Chairman and Chief Executive Officer

Exhibit A

LCNB CORP.

2015 OWNERSHIP INCENTIVE PLAN

1.

Purposes:  The purposes of this Plan are: (i) to secure for LCNB Corp. and its Subsidiaries (collectively, the "Company") the benefits of incentives inherent in ownership of Shares by Eligible Persons; (ii) to encourage Eligible Persons to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Eligible Persons; (iii) to further the identity of interest of those who hold positions of major responsibility in the Company with the interests of the Company’s owners; and (iv) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent, Eligible Persons.

2.

Definitions:  Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section.

a.

Agreement: An Agreement between the Company and an Eligible Person which describes the form, number and terms of the Ownership Incentives granted to an Eligible Person pursuant to the Plan.

b.

Appreciation Right:  A right to receive cash having an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise of such right over the Fair Market Value of one such Share on the date of grant of such right.

c.

Board of Directors:  The Board of Directors of LCNB Corp.

d.

Cause: Cause shall mean the occurrence, as determined by the Committee in its sole and absolute discretion, of any of the following:

i.

the failure (other than a failure resulting from an Eligible Person’s incapacity due to physical illness) by an Eligible Person to perform such duties as are reasonably imposed on him by the Committee or responsible officer(s) of the Company in its or their sole and absolute discretion, the Eligible Person’s violation of the Plan, an Agreement or any applicable employment or consulting agreement, as determined by the Committee in its sole and absolute discretion.

ii.

the willful and continued engagement by an Eligible Person in conduct which the Eligible Person knows or reasonably should know is contrary to the best interests of the Company, as determined by the Committee in its sole and absolute discretion;

iii.

an Eligible Person’s conviction of a felony which involves moral turpitude or which materially impairs such Eligible Person’s ability to perform his or her duties with the Company as determined by the Committee in its sole and absolute discretion; or

iv.

the Eligible Person’s engaging in conduct which violates any applicable law, governmental regulation or governmental executive order, which could reasonably be expected to subject the Company to a material penalty or substantial damages (for example, but without limitation thereto, sexual harassment or illegal discrimination).

e.

Change of Control:  The occurrence of the earliest to occur of any one of the following events on or after the adoption of this Plan by the Board of Directors: (i) one Person (or more than one Person acting as a group) acquires ownership of the Shares of the Company that, together with the Shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Shares of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's Shares and acquires additional Shares; (ii) one Person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's Shares possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s). For purposes of this definition, a “Person” shall mean any individual, firm, company, partnership, other entity or group, and the terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the Board of Directors of the Company and becomes effective.  Notwithstanding the foregoing, a Change of Control shall not occur as a result from any (a) acquisition by the Company or any Subsidiary, (b) acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) transfer to a fiduciary for the benefits of the transferring owner or his spouse or lineal descendants, or (d) transfer by will or by operation of the laws of descent and distribution.

f.

Code: The Internal Revenue Code of 1986, as amended.

g.

Company: LCNB Corp., an Ohio corporation, and its Subsidiaries.

h.

Committee: The Board of Director’s Compensation Committee, or if no Compensation Committee has been established, the Board of Directors. Except as otherwise determined by the Board of Directors, the Compensation Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors.

The Board of Directors shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board of Directors intends to satisfy such exemption requirements, with respect to Ownership Incentives to any Eligible Person and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board of Directors that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board of Directors or the Committee may (i) delegate to a Committee who are not Outside Directors the authority to grant Ownership Incentives to Eligible Persons who are not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board of Directors who are not Non-Employee Directors the authority to grant Ownership Incentives to Eligible Persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Ownership Incentives are granted under the Plan by Committee that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

i.

Eligible Person: A key employee, member of the Board of Directors or a consultant providing services to the Company who in the opinion of the Committee can and does contribute significantly to the growth and successful operations of the Company.  The recommendation of the grant of an Ownership Incentive to such person by the Committee shall be deemed a determination by the Committee that such person is an Eligible Person.

j.

Fair Market Value: As of any date, the value of the Shares as determined below. If the Shares are listed on any established stock exchange or a national market system, including without limitation, the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

k.

Good Reason: The occurrence of an event which: (i) if an Eligible Person is a party to an employment or service agreement with the Company or any of its Subsidiaries and such agreement provides for a definition of Good Reason, meets the definition contained therein; or (ii) if no such agreement exists or if such agreement does not define Good Reason, is one or more of the following without the Eligible Person’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Eligible Person describing the applicable circumstances (which notice must be provided by the Eligible Person within ninety (90) days of the Eligible Person’s knowledge of the applicable circumstances): (a) any material, adverse change in the Eligible Person’s duties, responsibilities, authority, title, status or reporting structure; (b) a material reduction in the Eligible Person’s base salary or bonus opportunity; or (c) a geographical relocation of the Eligible Person’s principal office location by more than fifty (50) miles.

l.

Incentive Option:  An Option granted under this Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Code.

m.

Non-Employee Director:  A member of the Board of Directors who is a "non-employee director" within the meaning of Rule 16b-3.

n.

Nonqualified Option:  An Option granted under this Plan which is not an Incentive Option.  Nonqualified Options shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

o.

Option:  An option to purchase Shares which is granted to an Eligible Person under this Plan pursuant to the terms of an Agreement, and which may take the form either of an Incentive Option or a Nonqualified Option.

p.

Ownership Incentive:  An Ownership Incentive granted under this Plan in one of the forms provided for in Section 3.

q.

Outside Director: A member of the Board of Directors who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

r.

Performance Goals: For a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Ownership Incentive granted to any Eligible Person for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Eligible Persons based on the following events:  (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or criteria determinable category thereof; and (viii) a change in the Company's fiscal year.

s.

Performance Period:  The one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining an Eligible Person's right to and the payment of an Ownership Incentive subject to Performance Goals.

t.

Performance Criteria:  The criterion or criteria that the Committee may, but is not required, select for Performance Goal(s) over a Performance Period with respect to any Ownership Incentive under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Subsidiary, division, business unit or operational unit of the Company) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth;

(vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity, or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xviv) working capital targets; (xx) enterprise value; (xxi) safety record; and (xxii) completion of acquisitions or business expansion.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or a Subsidiary as a whole or any division, business unit or operational unit of the Company and/or a Subsidiary or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion above as compared to various stock market indices.

The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an criteria fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

Should the Committee desire to issue “performance-based compensation” under Section 162(m) of the Code, the Performance Criteria upon which the Ownership Incentive may be subject to must obtain shareholder approval at least every five years. Notwithstanding the preceding sentence, in the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

u.

Plan:  The LCNB Corp. 2015 Ownership Incentive Plan herein set forth and as the same may from time to time be amended.

v.

Restricted Award: An Ownership Incentive award of a Restricted Share or Restricted Share Unit.

w.

Restricted Shares: An Ownership Incentive award of actual Shares subject to a Restricted Period (as defined in Section 7).

x.

Restricted Share Units: an Ownership Incentive award of hypothetical Share units having a value equal to the Fair Market Value of an identical number of Shares subject to a Restricted Period (as defined in Section 7).

y.

Shares:  Shares of LCNB Corp. common stock, without par value.

z.

Subsidiary:  A company or other entity designated by the Committee, at any time, in which the Company has a significant equity interest.

aa.

Termination of Employment or Terminates Employment:  A “separation from service,” within the meaning of Code §409A and Treasury Regulation §1.409A-1(h), by an Eligible Person from the Company and all Subsidiaries.

3.

Grants of Ownership Incentives:

a.

Subject to the provisions of this Plan, the Committee may at any time, or from time to time, grant Ownership Incentives under this Plan to, and only to, Eligible Persons.

b.

Ownership Incentives may be granted in one or more of the following forms:

i.

Options,

ii.

Appreciation Rights,

iii.

Restricted Shares,

iv.

Restricted Share Units, or

v.

a combination of Options, Appreciation Rights, Restricted Shares, and/or Restricted Share Units.

c.

Ownership Incentives contingently granted prior to the approval of this Plan by the Company’s Committee but subject to such approval shall be deemed to be granted hereunder as of the date of such approval.

4.

Shares Subject to this Plan:

a.

The aggregate number of Shares which may be granted under this Plan or to any one Eligible Person shall not exceed 450,000 Shares.

b.

Any Shares granted in connection with an Ownership Incentive shall be counted against this limit as one Share for every one Ownership Incentive awarded.  During the term of any outstanding Ownership Incentive, the Company shall keep available at all times the number of Shares required to satisfy such Ownership Incentive.

c.

The Shares issued in connection with this Plan may be either authorized but unissued shares or treasury shares with the Committee to make the decision as to which type of Shares are to be issued.

5.

Options:  Ownership Incentives in the form of Options shall be subject to the following provisions:

a.

Upon the exercise of an Option, the purchase price shall be paid in cash.

b.

Each Agreement shall specify the period during which the Options may be exercised and shall provide that the Options shall expire at the end of such period (or periods); provided that such expiration date shall not be later than ten years from the date of grant thereof. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.  Provided, however, that the date of exercise of an Option shall be determined under procedures established by the Committee. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Committee, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to the optionee.

c.

Subject to the expiration of and the termination of Options under an Agreement, each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee’s death, only by the optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution.  An Option, to the extent that it is vested and not exercised, shall terminate at the close of business on the thirtieth day following the date the optionee Terminates Employment, unless the optionee Terminates Employment because of (i) Cause, (ii) resignation with the consent of the Committee (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company.  If an optionee Terminates Employment for Cause, then any Option granted shall immediately terminate. Except as provided in the next sentence, if the optionee Terminates Employment without Cause, the Option shall terminate three months after the optionee Terminates Employment.  If the optionee Terminates Employment by reason of death, incapacity or retirement, or if the optionee should die during the three-month period referred to in the preceding sentence, the Option shall terminate one-year after the optionee Terminates Employment due to such event.  In the event of death, incapacity or retirement, each Option held by an employee shall immediately vest and be exercisable, subject to the limitations contained herein.  Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

d.

Options shall be granted for such lawful consideration as the Committee shall determine. No Option may be granted with an exercise price which is below the Fair Market Value of a Share on the date of the grant.

e.

No Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution.

f.

Each Option shall be evidenced by a written Agreement, which shall contain such terms and conditions (including, without limitation, Performance Goals), and shall be in such form, as the Committee may determine, provided the Agreement is consistent with this Plan and incorporates it by reference.  Notwithstanding the preceding sentence, an Agreement if so recommended by the Committee may include restrictions and limitations in addition to those provided for in this Plan.

g.

Options may be either Incentive Options or Nonqualified Options at the discretion of the Committee.  Options not otherwise designated shall be Nonqualified Options.

Notwithstanding any other provisions herein, the following provisions shall apply to Incentive Options:

(i)

Incentive Option price: The exercise price of any Incentive Option granted to any person who on the date of grant owns (within the meaning of Section 425(d) of the Internal Revenue Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall not be less than 110% of the Fair Market Value of the stock on the date of grant.

(ii)

Limits on Incentive Options:  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Options.

(iii)

Disqualifying Dispositions: Any Eligible Person who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Option within two years from the grant date of such Incentive Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

h.

Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The vesting provisions of Options may vary, however, the vesting provisions of Options shall be in an Agreement. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on attainment of Performance Goals) as the Committee may deem appropriate. No Option may be exercised for a fraction of a Share.

i.

Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Committee, by the surrender of Shares or the withholding of Shares to be issued to the optionee, or in any combination thereof, or in such other form as the Committee may authorize from time to time.  Provided, however, that all such Shares so surrendered or withheld shall be valued at the Fair Market Value for the date on which they are surrendered or withheld, and the number of Shares surrendered or withheld shall not exceed the number of such Shares necessary to satisfy the withholding obligation.

6.

Appreciation Rights:  Ownership Incentives in the form of Appreciation Rights shall be subject to the following provisions:

a.

Each grant of Appreciation Rights shall be evidenced by an Agreement specifying the number of Appreciation Rights granted and containing such other terms and conditions (which may, but need not, include Performance Goals) as the Committee may determine.

b.

Each Agreement shall specify the period during which the pertinent Appreciation Right(s) may be exercised and shall provide that the Appreciation Right(s) shall expire at the end of such period (or periods) or the attainment of Performance Goals, if any; provided that such expiration date shall not be later than ten years from the date of grant thereof. Any Appreciation Right may be payable in full or in part in one or more installments at such time or times as shall be specified in the Agreement. The payment made for an Appreciation Right granted hereunder shall be made in cash.

c.

Subject to the expiration of and the termination of Appreciation Rights under an Agreement, each Appreciation Right shall be payable during the life of the Eligible Person only to the Eligible Person and, after the Eligible Person’s death, only by the Eligible Person’s estate or by a person who acquired the right to payment of the Appreciation Right by will or the laws of descent and distribution. An Appreciation Right, to the extent that it is vested and not exercised, shall terminate at the close of business on the thirtieth day following the date the Eligible Person Terminates Employment, unless the Eligible Person Terminates Employment because of (i) Cause, (ii) resignation with the consent of the Committee (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company.  If an Eligible Person Terminates Employment for Cause, then any Appreciation Right granted shall immediately terminate.  Except as provided in the next sentence, if the Eligible Person Terminates Employment without Cause, the Appreciation Right shall terminate three months after the Eligible Person Terminates Employment.  If the Eligible Person Terminates Employment by reason of death, incapacity or retirement, or if the Eligible Person should die during the three-month period referred to in the preceding sentence, the Appreciation Right shall terminate one-year after the Eligible Person Terminates Employment due to such event.  In the event of death, incapacity or retirement, each Appreciation Right held by an employee shall immediately vest and be exercisable, subject to the limitations contained herein.  Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Appreciation Right shall be exercisable after expiration of the term for which the Appreciation Right was granted, which shall in no event exceed ten years.

d.

Each Appreciation Right may, but need not, vest and therefore become payable in periodic installments as provided in the Agreement. The vesting provisions of Appreciation Rights may vary; however, the vesting provisions of Appreciation Rights shall be in an Agreement. The Appreciation Rights may be subject to such other terms and conditions on the time or times when it may be payable (which may be based on attainment of Performance Goals) as the Committee may deem appropriate.

e.

Any federal, state or local withholding taxes payable upon the exercise of an Appreciation Right shall be paid in cash by the Eligible Person or withheld from the cash payment made to the Eligible Person pursuant to the payment of the Appreciation Rights.

f.

The payment of an Appreciation Right shall be no later than March 15th of the year following the year in which the Appreciation Right is exercised.

7.

Restricted Awards:  A Restricted Award may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement.

a.

Restricted Shares. Each Eligible Person granted Restricted Shares shall execute and deliver to the Company an Agreement with respect to the Restricted Shares setting forth the restrictions and other terms and conditions applicable to such Restricted Shares. If the Committee determines that the Restricted Share shall be held by the Company or in escrow rather than delivered to the Eligible Person pending the release of the applicable restrictions, the Committee may require the Eligible Person to additionally execute and deliver to the Company (a) an escrow agreement satisfactory to the Committee, if applicable and (b) the appropriate blank stock power with respect to the Restricted Shares covered by such agreement. If a Eligible Person fails to execute an Agreement evidencing an Ownership Incentive of Restricted Shares and, if applicable, an escrow agreement and stock power, the Ownership Incentive shall be void. Subject to the restrictions set forth in an Agreement, the Eligible Person generally shall have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends. Any cash dividends and share dividends with respect to the Restricted Shares, however, shall be withheld by the Company for the Eligible Person’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or share dividends so withheld by the Committee and attributable to any Restricted Shares (and earnings thereon, if applicable) shall be distributed to the Eligible Person in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Share and, if such Share is forfeited, the Eligible Person shall have no right to such dividends.

b.

Restricted Share Units. The terms and conditions of a grant of Restricted Share Units shall be reflected in an Agreement. No Shares shall be issued at the time a Restricted Share Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Restricted Share Units. An Eligible Person shall have no voting rights with respect to any Restricted Share Units granted hereunder. At the discretion of the Committee, each Restricted Share Unit (representing one Share) may be credited with cash and share dividends paid by the Company in respect of one share of Common Share ("Dividend Equivalents"). Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Share or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Share). Dividend Equivalents shall be withheld by the Company and credited to the Eligible Person's account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Eligible Person's account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Eligible Person's account and attributable to any particular Restricted Share Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Eligible Person upon settlement of such Restricted Share Unit or Deferred Share Unit and, if such Restricted Share Unit or Deferred Share Unit is forfeited, the Eligible Person shall have no right to such

Dividend Equivalents. Dividend Equivalents will be deemed re-invested in additional Restricted Share Units or Deferred Share Units based on the Fair Market Value of a share of Common Share on the applicable dividend payment date and rounded down to the nearest whole share.

c.

Restrictions on Restricted Shares. Restricted Shares awarded to an Eligible Person shall be subject to the following restrictions until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, and to such other terms and conditions as may be set forth in the applicable Agreement: (a) if an escrow arrangement is used, the Eligible Person shall not be entitled to delivery of the share certificate; (b) the Shares shall be subject to the restrictions on transferability set forth in the Agreement; (c) the Shares shall be subject to forfeiture to the extent provided in the applicable Agreement; (d) to the extent such Shares are forfeited, the Share certificates shall be returned to the Company, and all rights of the Eligible Person to such Shares and as a shareholder with respect to such Shares shall terminate without further obligation on the part of the Company; and (e) no Restricted Share may be granted or settled for a fraction of a Share. In the event of death, incapacity or retirement, the Restricted Period shall immediately lapse and the Restricted Shares shall become payable, subject to the limitations contained herein.

d.

Forfeiture of Restricted Share Units. Restricted Share Units awarded to any Eligible Person shall be subject to: (a) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Eligible Person to such Restricted Share Units shall terminate without further obligation on the part of the Company and (b) such other terms and conditions as may be set forth in the applicable Agreement.

e.

Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Agreement.

f.

Delivery of Restricted Shares and Settlement of Restricted Share Units. Upon the expiration of the Restricted Period with respect to any Restricted Shares, the restrictions set forth in Section 7.d and the applicable Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Eligible Person, or his or her beneficiary, without charge, the Share certificate evidencing the Shares underlying the Restricted Shares which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or share dividends credited to the Eligible Person's account with respect to such Restricted Share and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, the Company shall deliver to the Eligible Person, or his or her beneficiary, without charge, one Share for each such outstanding vested Restricted Share Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.c hereof and the interest thereon or, at the discretion of the Committee, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Agreement, the

Committee may, in its sole discretion, elect to pay cash or part cash and part Common Share in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed in the case of Restricted Share Units, or the delivery date in the case of Deferred Share Units, with respect to each Vested Unit.

g.

Timing of Delivery of Restricted Shares or Settlement of Restricted Share Units. The settlement or payment of a Restricted Award shall occur no later than March 15th of the year following the year in which the Restricted Award vests or the Restricted Period lapses as provided in the applicable Agreement.

h.

Share Legends. Each certificate representing a Restricted Share awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

8.

Combinations of Appreciation Rights, Share Awards and Options:  Ownership Incentives in the form of combinations of Options, Appreciation Rights and/or Restricted Awards shall be subject to the following provisions:

a.

An Ownership Incentive may be a combination of an Option with a form of Appreciation Right and/or with any form of Restricted Award; provided, however, that the terms and conditions of such Ownership Incentive pertaining to an Option are consistent with Section 5, the terms and conditions of such Ownership Incentive pertaining to an Appreciation Right are consistent with Section 6, and the terms and conditions of such Ownership Incentive pertaining to a Restricted Awards are consistent with Section 7.

b.

Such combination Ownership Incentives shall be subject to such other terms and conditions as the Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof.  Such combination Ownership Incentive shall be evidenced by a written Agreement in such form as the Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

9.

Adjustment Provisions:  In the event that any recapitalization, reclassification, or any similar transaction shall be effected, or the outstanding Shares are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of Shares or other securities of the Company or for shares of the share or other securities of any other company, or a record date for determination of holders of Shares entitled to receive a share split or a dividend payable in Shares shall occur, (i) the number of Shares or other securities that may be issued or transferred pursuant to Ownership Incentives or with respect to which a cash payment pursuant to the Ownership Incentive is determinable, (ii) the number and class of Shares or other securities which have not been issued or transferred under outstanding Ownership Incentives, (iii) the purchase price to be paid per Share or other security under outstanding Options, and (iv) the price to be paid by the Company or a Subsidiary for Shares or other securities issued or transferred pursuant to Ownership Incentives which are subject to a right of the Company or a Subsidiary to reacquire such Shares or other securities, shall in each case be equitably adjusted. Any adjustments made under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Ownership Incentives intended to qualify as

"performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Eligible Person notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

10.

Change In Control:     During the period beginning three months prior to the effective date of any Change of Control and ending on the first anniversary of such a Change of Control, one hundred percent (100%) of the Ownership Incentives granted herein to Eligible Persons which remain outstanding hereunder shall vest and become payable or the Restricted Period shall lapse in the event that: (i) the Company or a Subsidiary Terminates Employment of the Eligible Person involuntarily for any reason other than Cause; or (ii) the Eligible Person Terminates Employment voluntarily for any Good Reason.  Such acceleration shall occur without regard to any limitation imposed by the Plan or the Committee at the time the Ownership Incentive was granted, which permits all or any part of the Ownership Incentive to be exercised only after the later of the lapse of time or of a Restricted Period to vest or the attainment of Performance Goals or other conditions to exercise or otherwise receive payment.

In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Ownership Incentives and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Ownership Incentives based upon the price per Share received or to be received by other shareholders of the Company in connection with the Change in Control. In the case of any Option or Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Appreciation Right without the payment of consideration therefor.

11.

Term:  This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the shareholders of the Company.  This Plan shall remain in effect until such time as it is terminated by the Committee; provided, however, that the term of the Plan shall not extend longer than the earliest of: (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board of Directors; (ii) the date on which all Shares available for issuance under the Plan have been issued and cannot again become available for grant under this Plan by operation of no longer being exercisable or payable by expiration, termination or forfeiture; or (iii) the termination of all outstanding Ownership Incentives in connection with a Change in Control.  All Ownership Incentives outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Agreement related to those Ownership Incentives.

12.

Administration:

a.

The Plan shall be administered by the Committee.  Grants of Ownership Incentives may be recommended by the Committee either with or without consultation with employees or officers of the Company, but, anything in this Plan to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Persons and in recommending Ownership Incentives to be granted to them.

b.

Subject to the provisions of this Plan, the Committee shall specify in each Agreement the terms of each Ownership Incentive, including, where applicable, the exercise price, any provisions regarding redemption or forfeiture of Ownership Incentives or Shares, acceleration or extension of exercise dates, and such other matters as the Committee determines to be appropriate.  The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established.  The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable.  All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

c.

Members of the Committee acting under this Plan shall be indemnified, if applicable, in accordance with the terms of the Company’s Articles of Incorporation and Code of Regulations.

13.

Changes in Form or Acquisitions:  If the Company should, either pursuant to an initial public offering or otherwise, merge or consolidate, or purchase or exchange stock or assets with another entity, the Company in connection therewith, upon the recommendation and approval of the Committee, (i) may assume, in whole or in part and with or without modifications or conditions, any ownership incentives granted by such other entity to its employees, in their capacity as such, (ii) may grant new Ownership Incentives in substitution therefore; provided that the granting of an Ownership Incentive with the terms and conditions of the assumed or substitute Ownership Incentives is permissible under this Plan, or (iii) may cause such other entity to assume the obligations of the Plan and substitute ownership incentives in such other entity for the Ownership Incentives granted hereunder, provided that such assumption shall not, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to such Eligible Person.

14.

Withholding Obligations: To the extent provided by the terms of an Agreement and subject to the discretion of the Committee, the Eligible Person may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Agreement by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Eligible Person by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Eligible Person as a result of the exercise or acquisition of Shares under an Agreement, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Shares.

15.

Section 409A of the Code: The Plan is intended to be exempt from the application of Section 409A of the Code and all guidance promulgated thereunder to implement Section 409A of the Code. In accordance therewith, any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. However, to the extent that intention is not fulfilled and the grant of an Ownership Incentive becomes subject to Section 409A of the Code, the Plan shall be interpreted and administered to be in compliance therewith. In such an instance, notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Eligible Person’s Termination from Employment shall instead be paid on the first payroll date after the six-month anniversary of the Eligible Person’s Termination from Employment (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Eligible Person under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Eligible Person for such tax or penalty.

16.

Clawback Policy: Notwithstanding any other provisions in this Plan, any Ownership Incentive awarded is subject to recovery as provided under the LCNB Corporation Clawback Policy, which may be amended from time-to-time.

17.

Section 16: It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Eligible Persons will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

18.

General Provisions:

a.

Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in his or her relationship with the Company, or shall affect the right of the Company to terminate any employee at any time with or without cause.

b.

No Shares shall be issued or transferred pursuant to an Ownership Incentive unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with.  No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Shares allocated or reserved for the purposes of this Plan or subject to any Ownership Incentive except as to Shares, if any, as shall have been issued or transferred to him.

c.

During the exercise period of an Ownership Incentive, no person entitled to exercise any Ownership Incentive granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Shares issuable upon exercise of such Ownership Incentive until certificates representing such Shares shall have been issued and delivered or escrowed as the Committee may require.

d.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

e.

Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, or group insurance plan.

f.

The invalidity or unenforceability of any provision of the Plan or an Agreement shall not affect the validity of the other provisions, and this Plan and any Agreement shall be construed in all respects as if the invalid or unenforceable provision(s) were omitted.

g.

The Company shall take all necessary or appropriate actions to ensure that all grants of Ownership Incentives and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.

h.

The law of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

19.

Amendments and Discontinuance:

a.

This Plan may be amended by the Committee.

b.

The Committee may by resolution adopted by a majority of the entire Committee discontinue this Plan.

c.

No amendment or discontinuance of this Plan by the Committee shall, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to him.

REVOCABLE PROXY

LCNB CORP.

[   ]  PLEASE MARK VOTES

        AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS April 28, 2015	1. Proposal 1. Election of Directors. The nominees for the Class I Directors to serve a three-year term and until their successors are elected and qualified are:	FOR [ ]	WITH- HOLD [ ]	FOR ALL EXCEPT [ ]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Class I – Stephen P. Wilson

Class I – Spencer S. Cropper

Class I – John H. Kochensparger III

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

 ________________________________________________________

The undersigned hereby appoints Joseph W. Schwarz, Kathleen Porter Stolle, and Benard H. Wright, Jr., and each of them, with full power of substitutions, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the annual meeting of the shareholders of said Company scheduled to be held on April 28, 2015 at 2 North Broadway, Lebanon, Ohio or at any adjournments or recesses thereof.

	2. Proposal 2. Adoption of 2015 Ownership Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Please mark X in the appropriate box. The Board of Directors recommends a FOR vote for each of proposals 1, 2 and 3.	3. Proposal 3. To ratify the appointment of BKD, LLP as the independent registered accounting firm for the company.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of Directors and the ratification of the accountants.

ALL FORMER PROXIES ARE HEREBY REVOKED

Please be sure to sign and date

Date

this Proxy in the box below

_______________________

_________________________________________________

Shareholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

LCNB CORP.

P.O. Box 59, Lebanon, Ohio  45036

(Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Please mark, sign, date and mail this proxy in the envelope provided.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

______________________________________________________________

______________________________________________________________

______________________________________________________________